Exhibit 10.11

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is entered into as of the 7th day of July, 2015 by and between CARDCONNECT, LLC, a Delaware limited liability company (“CardConnect”), formerly known as FINANCIAL TRANSACTION SERVICES, LLC, having an address of 1000 Continental Drive, 3rd Floor, King of Prussia, PA 19406, as sublandlord, and NABRIVA THERAPEUTICS US, INC., a Delaware corporation, having an address of 1000 Continental Drive, Suite 450, King of Prussia, PA 19406 (“Subtenant” or “Sublessee”).

RECITALS

WHEREAS, EOS at 1000 Continental, LLC, a Delaware limited liability company (“Prime Landlord”), and CardConnect (as successor-in-interest to Financial Transaction Services, LLC by virtue of the Delaware as-filed certificate of name change dated January 14, 2015, and filed on January 26, 2015 with the State of Delaware, Secretary of State, Division of Corporations) are parties to that certain Office Space Lease, dated April 6, 2012 (“Original Lease”), in which CardConnect leased certain space in the Prime Landlord’s building located at 1000 Continental Drive, King of Prussia (“Building”), as subsequently amended by First Amendment to Office Space Lease, dated June 12, 2012, as further amended by Second Amendment to Office Space Lease, dated May 1, 2013, as further amended by Third Amendment to Office Space Lease, dated June 17, 2013, and as further amended by Fourth Amendment to Office Space Lease, dated October 11, 2013 (the Original Lease, as amended by the First, Second, Third, and Fourth Amendments to Office Space Lease as aforesaid, are hereinafter collectively referred to as the “Prime Lease”).

WHEREAS, a true and correct copy of the Prime Lease, redacted only to remove reference to the precise Fixed Rent payable thereunder and certain other economic terms, is attached hereto as Exhibit A and made a part hereof and;

WHEREAS, pursuant to the Prime Lease, CardConnect leases, among other premises within the Building, approximately 15,044 rentable square feet located on the sixth (6th) floor of the Building and known as Suite 600 (“Subleased Premises”); and

WHEREAS, CardConnect desires to sublease to Subtenant and Subtenant desires to sublease from CardConnect, the Subleased Premises, together with the right to use all of CardConnect’s existing furniture and equipment located in the Subleased Premises (the “Office F&E”), and Subtenant desires to sublease the Subleased Premises and to use the Office F&E, all in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing recitals, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Recitals; Defined Terms. The foregoing recitals are incorporated herein by reference. Each capitalized term used as a defined term in this Sublease but not otherwise defined in this Sublease shall have the same meaning ascribed to such term in the Prime Lease.

2. Sublease; Office F&E. CardConnect hereby subleases to Subtenant and Subtenant hereby subleases from CardConnect, the Subleased Premises in accordance with the terms and conditions herein set forth. Subtenant shall also have access to all Common Areas (as defined in the Prime Lease) made available to CardConnect by Prime Landlord for use in common under the Prime Lease, which shall include but not be limited to any parking areas, sidewalks, public hallways, bathrooms, lobby areas, elevators, stairs and other areas used in common by CardConnect and other tenants in the Building. Subtenant shall also have the non-exclusive right, at no additional cost, to utilize up to 3.35 unreserved parking spaces within the parking areas at the Property for each 1,000 rentable square feet within the Subleased Premises. In addition, Subtenant has the right to use CardConnect’s Office F&E located at the Subleased Premises on an as-is basis, an inventory of which is attached hereto as Exhibit B and made a part hereof. Should Subtenant complete the Term of this Sublease through December 15, 2023, without having exercised its option to terminate pursuant to Section 3(a) below and without any default having occurred, then upon the expiration of this Sublease, the Office F&E shall become the sole and exclusive property of Subtenant and, upon Subtenant’s request, CardConnect shall provide Subtenant with an executed Bill of Sale for such Office F&E. Subtenant is taking the Subleased Premises in its “As-Is, Where-Is” condition. The Subleased Premises shall be delivered to Subtenant in broom clean condition and vacant, except for the Office F&E. Subject to obtaining the Prime Landlord’s written consent (which Sublandlord shall make commercially reasonable efforts to obtain) Subtenant, and subject to complying with the terms and conditions of the Prime Lease, at Subtenant’s sole cost and expense, shall have the right to install the three (3) office partitions in the Subleased Premises as shown on Exhibit C attached hereto and made a part hereof (collectively, “Subtenant Improvements”).

3. Term. The term of this Sublease shall commence on the earlier of (i) Subtenant’s occupancy of the Subleased Premises for the conduct its business or (ii) fourteen (14) days after CardConnect vacates the Subleased Premises and delivers possession of the Subleased Premises to Subtenant (the “Sublease Commencement Date”) but in no event later than November 1, 2015, subject to the satisfaction of the conditions prior to such date that CardConnect and Subtenant shall have executed this Sublease and CardConnect shall have received the written consent of Prime Landlord to this Sublease (“Prime Landlord’s Consent”) and, unless sooner terminated as a result of a default by Subtenant, this Sublease shall continue until December 15, 2023 (the “Term”), provided, in no event shall the Term extend beyond December 30, 2023, with the parties acknowledging that the expiration date of the Prime Lease is December 31, 2023 with respect to the Subleased Premises. Subtenant shall have no right to renew this Sublease and CardConnect shall not be obligated to exercise any renewal rights it may now have or hereafter be entitled to under the Prime Lease. In the event that CardConnect shall, for any reason, fail to deliver possession of the Premises in the condition required by this Sublease on or before November 30, 2015, Subtenant shall have the right to terminate this Sublease upon five (5) days written notice to CardConnect at any time thereafter until the Sublease Commencement Date occurs, and in the event of such termination, neither party hereto shall have any further rights, liabilities or obligations hereunder except that CardConnect shall forthwith return to Subtenant any Rent (hereinafter defined) previously paid under this Sublease, including any Security Deposit.

a.	Surrender

(i) Upon the expiration or termination of the Term, Subtenant shall quit and surrender the Subleased Premises broom clean and in the same condition, order and repair as they were in at the Sublease Commencement Date, reasonable wear and tear, damage by casualty or condemnation and repairs that are the obligation of Prime Landlord and CardConnect excepted.

(ii) Without limiting the foregoing, and in addition to the foregoing, if the Prime Landlord requires any alterations or improvements performed by Subtenant during the Sublease Term other than the Subtenant Improvements (which shall not be required to be removed) to be removed, such requirement to be disclosed no less than thirty (30) days prior to end of the Sublease Term, then Subtenant shall remove the same, at Subtenant’s sole cost and expense, prior to the expiration or termination of this Sublease. Notwithstanding anything herein to the contrary, Subtenant shall not be responsible for any removal or restoration of any improvements or changes made by or on behalf of CardConnect prior to the Sublease Commencement Date.

(iii) Section 28 of the Prime Lease regarding holdover is incorporated by reference herein and made a part hereof and shall apply to this Sublease such that references to “Landlord” in such Section 28 for purposes of this Sublease shall mean “CardConnect” and references to “Tenant” in such Section 28 for purposes of this Sublease shall mean “Subtenant.”

b.	Termination Option.

(i) So long as no sums due hereunder remain outstanding and provided there shall not have occurred an Event of Default (as hereinafter defined) which remains uncured under this Sublease, Subtenant shall have the right to terminate this Sublease at the expiration of the forty-eighth (48th) month of the Term upon six (6) months’ prior written notice to CardConnect (i.e., such written notice must be received by CardConnect at least six months prior to the expiration of the 48th month of the Term), in which case Subtenant shall owe to CardConnect (in addition to all Rent (as hereinafter defined) through the last day of the term as so earlier ended) an early termination fee of One Hundred and Thirty Thousand and 00/100 Dollars ($130,000.00), which shall be due and payable at the time of giving of Subtenant’s written notice to terminate.

(ii) So long as no sums due hereunder remain outstanding and provided there shall not have occurred an Event of Default (as hereinafter defined) which remains uncured under this Sublease, Subtenant shall have the right to terminate this Sublease at the expiration of the sixty-sixth (66th) month of the Term upon six (6) months’ prior written notice to CardConnect (i.e., such written notice must be received by Card Connect at least six months prior to the expiration of the 66th month of the Term), in which case Subtenant shall owe to CardConnect (in addition to all Rent through the last day of the term as so earlier ended) an early termination fee of Eighty-Eight Thousand and 00/100 Dollars ($88,000.00), which shall be due and payable at the time of Subtenant’s written notice to terminate.

(iii) In the event Subtenant exercises its early termination right set forth in either Sections 3(a)(i) or 3(a)(ii) above, this Sublease shall terminate on the respective termination date as though such date were the date originally set forth in this Sublease as its expiration date and the Office F&E shall remain the sole and exclusive property of CardConnect and such Office F&E, in its “As-Is, Where-Is” condition, shall remain at the Subleased Premises after Subtenant vacates same.

4. Rent.

a. Base Rent. Commencing on the Sublease Commencement Date, Subtenant shall pay to CardConnect as annual rent for use of the Subleased Premises the sum set forth below for the period covered payable in equal monthly installments as set forth below on the 1st day of each month throughout the Term (the “Base Rent”).

Sublease Period	Square Footage	Rent per Square Foot	Annual Rent	Monthly Rent
Sublease Commencement Date to 7/31/16	15,044	$31.50		$39,490.50
8/1/16 - 7/31/17	15,044	$32.00	$481,407.96	$40,117.33
8/1/17 - 7/31/18	15,044	$32.50	$488,930.04	$40,744.17
8/1/18 - 7/31/19	15,044	$33.00	$496,452.00	$41,371.00
8/1/19 - 7/31/20	15,044	$33.50	$503,973.96	$41,997.83
8/1/20 - 7/31/21	15,044	$34.00	$511,496.04	$42,624.67
8/1/21 - 7/31/22	15,044	$34.50	$519,018.00	$43,251.50
8/1/22 - 7/31/23	15,044	$35.00	$526,539.96	$43,878.33
8/1/23 - 12/15/23	15,044	$35.50		$44,505.17

b. Additional Rent. Throughout the Term, Subtenant shall be responsible for Subtenant’s pro rata share of the total excess, if any, in Operating Expenses and Real Estate Taxes (as those terms are defined in the Prime Lease) (collectively, “Additional Rent”) over the Operating Expenses and Real Estate Taxes for the base year (2013), prorated for any partial tax year within the Term. Subtenant’s pro rata share of Operating Expenses and Real Estate Taxes shall be 7.42% which is based upon the fraction, the numerator of which is the number of rentable square feet contained in the Subleased Premises and the denominator of which is 202,677, being the number of rentable square feet contained in the entire Building. Subtenant will pay Additional Rent in monthly installments on the first day of each month to be determined by reference to Prime Landlord’s billing of Tenant’s Expense Payment and Monthly Tax Payment Estimate (as defined by the Prime Lease) to CardConnect. Subtenant shall not be liable for any amounts payable to Prime Landlord arising out of CardConnect’s negligence or breach of the Prime Lease. CardConnect shall provide Subtenant with full and complete copies of Prime Landlord’s Monthly Operating Expense Estimate, annual Operating Expense Statement as well as any Tax Statements and any other real estate tax related information promptly following CardConnect’s receipt of same from Prime Landlord. Base Rent and Additional Rent are sometimes collectively referred to herein as “Rent”.

c. Partial Months. Notwithstanding the foregoing, in the event that the Sublease Commencement Date falls on any day other than the first (1st) day of a calendar month or the Term expires or terminates on a day other than the last day of a calendar month, any installment of Base Rent payable pursuant to Section 4(a) above, or amount of Additional Rent due pursuant to Section 4(b) above, shall be prorated based upon the number of days that Subtenant possesses the Subleased Premises during the applicable calendar month.

d. Payment. Subtenant, without notice (except for Additional Rent), demand, deduction or set-off whatsoever, shall make payments of Rent to CardConnect at such place as CardConnect may direct in writing. Initially, Rent payments shall be sent to CardConnect at the address set forth above at the beginning of this Sublease. If any installment of Rent is not paid with five (5) days of the date due thereof, CardConnect may charge interest in the same amount, manner and terms as is set forth in Section 9 of the Prime Lease.

e. Security Deposit. Upon the execution and delivery of this Sublease, Subtenant shall deposit with CardConnect the sum of Seventy-Eight Thousand Nine Hundred Eighty-One and 00/100 Dollars ($78,981.00) equal to two (2) months’ Base Rent (the “Security Deposit”), as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. The Security Deposit shall in no way be construed to represent prepayment of Base Rent for the last month or months of the Term. If Subtenant defaults with respect to any provision of this Sublease, CardConnect may use, apply or retain all or any part of the Security Deposit for payment of the Base Rent or any other sum in default or for the payment of any other amount which CardConnect may spend or become obligated to spend by reason of Subtenant’s default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) days after notice of the amount thereof given by CardConnect to Subtenant, deposit cash with CardConnect in an amount sufficient to restore the Security Deposit to its original amount. CardConnect shall not be required to keep the Security Deposit separate from its general funds and Subtenant shall not be entitled to interest on the Security Deposit. The Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of (i) the expiration of the Term, or (ii) the earlier termination of this Sublease and Subtenant’s vacation of the Sublet Premises.

5. Use of Subleased Premises; Utilities.

a. Subtenant shall use the Subleased Premises solely for general office use only and subject to all of the provisions set forth in the Prime Lease. Subtenant shall, at Subtenant’s sole cost and expense, comply with all applicable federal, state and local laws, ordinances or other regulations and shall obtain, and maintain and comply with during the Term all necessary permits or licenses applicable to Subtenant’s operations at the Subleased Premises. Subtenant shall not use or permit the use of the Subleased Premises for any purpose which would jeopardize or invalidate any insurance on the Subleased Premises or which would cause a lien to be placed on the Subleased Premises. Subtenant shall maintain the Subleased Premises in a clean and safe manner.

b. Subtenant shall not pay for utilities consumed at the Subleased Premises except (i) to the extent the same are the obligation of CardConnect under the Prime Lease in which case Subtenant shall pay the same in the manner provided in the Prime Lease, and (ii) Subtenant shall be responsible for all electricity costs of the Subleased Premises. If separately metered or sub-metered, Subtenant shall contract directly with the electricity service provider and pay all bills related thereto when due. If electricity is not so metered or sub-metered, then CardConnect shall reasonably and equitably determine the portion of Subtenant’s electricity bill each month and Subtenant shall pay such amount as Additional Rent within the ten (10) days after CardConnect renders a bill therefor and such bill shall include the calculation used to determine the amount due by Subtenant. Subtenant shall not be responsible for any fees or penalties resulting from CardConnect’s late payment.

6. Insurance. At Subtenant’s expense, Subtenant shall provide and keep in force during the Term the same insurance required to be kept by CardConnect under Section 10 of the Prime Lease except that each of CardConnect and Prime Landlord shall be named as an additional insured on such policies. Without limiting the foregoing, Section 10(a) of the Prime Lease is incorporated by reference herein and made a part hereof and shall apply to this Sublease such that references to “Landlord” in such Section 10(a) for purposes of this Sublease shall mean “CardConnect” and “Prime Landlord” and references to “Tenant” in such Section 10(a) for purposes of this Sublease shall mean “Subtenant.

7. Default. The provisions on Section 29 of the Prime Lease are incorporated by reference herein and made a part hereof such that references to “Tenant” in such Section 29 for purposes of this Sublease shall mean “Subtenant” and references to “Landlord” therein shall mean “CardConnect.” In furtherance of the foregoing, Subtenant shall have the same cure periods as are provided to the “Tenant” in the event of a default as are set forth in Section 29 of the Prime Lease and CardConnect shall have the same rights and remedies as are provided to the “Landlord” as are set forth in Section 29 of the Prime Lease. WITHOUT LIMITING THE FOREGOING, SUBTENANT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY AGREES THAT CARDCONNECT SHALL, IN ADDITION TO ALL REMEDIES AT LAW, EQUITY AND PER THIS SECTION 7, SHALL HAVE THE REMEDY OF CONFESSION OF JUDGMENT FOR POSSESSION AS SET FORTH IN SECTION 29(b)(v) OF THE PRIME LEASE WHICH IS INCORPORATED BY REFERENCE HEREIN AND MADE A PART OF THIS SUBLEASE. Notwithstanding the foregoing, neither Subtenant nor CardConnect shall be entitled to consequential, punitive or special damages from the other party for any reason under this Sublease.

8. Indemnification. Subtenant shall indemnify, hold harmless and defend, at Subtenant’s expense, Prime Landlord and CardConnect, and each of such parties’ members, managers, officers, employees, agents, contractors and guests from and against any and all actions, claims, demands and expenses (including without limitation reasonable attorneys’ fees and costs) relating, directly or indirectly, to the use or occupancy of the Subleased Premises, the Building, or the Property by Subtenant or Subtenant’s employees, agents or invitees. CardConnect shall indemnify, hold harmless and defend, at CardConnect’s expense, Subtenant, its members, managers, officers, employees, agents, contractors and guests from and against any and all actions, claims, demands and expenses (including without limitation reasonable attorneys’ fees and costs) relating, directly or indirectly, the acts of omissions, at the Subleased Premises, the Building, or the Property of CardConnect or CardConnect’s employees, agents or invitees. This Section 8 shall survive the expiration or termination of this Sublease.

9. Recourse. Subtenant’s recovery of any judgment against CardConnect shall not exceed three (3) month’s rent.

10. Compliance with Prime Lease.

a. This Sublease (including the length of the term hereof) is subject and subordinate to all terms, covenants and conditions of the Prime Lease, except to the extent they are inapplicable or modified by the provisions of this Sublease. Except to the extent inapplicable or modified, each and every term, covenant and condition of the Prime Lease which is binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of CardConnect, and each and every term, covenant and condition of the Prime Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Landlord” and “Tenant”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean, respectively, “CardConnect” and “Subtenant” as such terms are used in this Sublease, and as if the words “demised premises” or “Demised Premises” or “Premises” or words of similar import, wherever the same appear in the Prime Lease, were construed to mean “Subleased Premises” as defined in this Sublease, and as if the word “Lease”, or words of similar import, wherever the same appear in the Prime Lease were construed to mean this Sublease. Subtenant shall perform and observe and be bound by all of the terms, covenants and conditions of the Prime Lease with respect to the Subleased Premises; provided, however, that Subtenant shall have no obligation to make any payments directly to the Prime Landlord of rent, taxes, operating expenses or other amounts due by CardConnect under the Prime Lease except for utilities to the extent the same are payable by Subtenant as set forth above in Section 5. Without limiting the foregoing, the following provisions of the Prime Lease are expressly excluded from and are not incorporated into this Sublease: Basic Lease Provisions and Definition sections (H) and (J); Section 8(d), Section 12(g); Section 36; Section 42; Section 43; Section 45 and Section 46.

b. CardConnect shall not terminate the Prime Lease during the Term except in the exercise of a contractual right of termination in the instance of damage by fire or other casualty or partial or total taking, unless arrangements are made for Subtenant to occupy the Subleased Premises on economic terms comparable to those provided in this Sublease. CardConnect shall comply with all of the terms and provisions of the Prime Lease as are in full force and effect during the Term.

c. CardConnect shall not modify, amend or alter in any way any provision of the Prime Lease without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed unless the modification, amendment or alteration will increase Subtenant’s obligations under this Sublease or decrease Subtenant’s rights under this Sublease, in which case such consent shall be given or withheld in Subtenant’s sole discretion. Notwithstanding the foregoing, CardConnect may modify, amend or alter any provision of the Prime Lease that relates to a leased premises other than the Subleased Premises, or which relates to the Subleased Premises provided it does not reduce Subtenant’s rights or increase its obligations under the Sublease, without the prior written consent of Subtenant.

d. CardConnect and Subtenant hereby acknowledge and agree that Subtenant’s rights in and to the Subleased Premises shall be no greater than those of Tenant under the Prime Lease.

11. No Representation; Repairs. CardConnect has made no representation, either express or implied with respect to the condition of the Subleased Premises or any of the Office F&E. Notwithstanding anything to the contrary in Section 14 of the Prime Lease, it is understood and agreed that CardConnect is not under any duty to make repairs or alterations to the Subleased Premises during the Term of this Sublease and that Subtenant is taking possession of the Subleased Premises and all of the Office F&E in its “AS IS” “WITH ALL FAULTS” condition. With respect to services and repairs or the performance of other similar obligations required under the Prime Lease, CardConnect shall have no obligation with respect to the same. Subtenant shall have the right to request the same directly from Prime Landlord, and, at its sole cost and expense, to conduct such proceedings (in court or elsewhere), as may be required, to obtain from Prime Landlord any such work, services, repairs, repainting and restoration or the performance of such obligations; such proceedings may be, at Subtenant’s option, in its own name or in CardConnect name, and CardConnect agrees to cooperate and assist Subtenant in connection therewith, including if necessary requesting any consents required from Prime Landlord on Subtenant’s behalf and to execute such documents as may be reasonably required in connection therewith. CardConnect shall have no liability to Subtenant whatsoever for a failure of services, including, without limitation, any default by Prime Landlord.

12. Signage. Subtenant shall have the right to be listed in the directory for the Building and to have a sign indicating Subtenant’s name placed on the door to the Subleased Premises, subject to the terms of Section 16(d) of the Prime Lease and the review and approval of the Prime Landlord.

13. General.

a. Assignment. This Sublease shall bind and inure to the benefit of the parties hereto and to their respective heirs, personal representatives, successors and permitted assigns; provided, however, Subtenant shall not, by operation of law or otherwise, assign this Sublease or sublet all or any part of the Subleased Premises without the prior written consent of Prime Landlord in accordance with the Prime Lease, and as to CardConnect, without CardConnect’s prior written consent (not be unreasonably withheld, conditioned or delayed).

b. Severability. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid provisions of this Sublease.

c. Governing Law. This Sublease shall be construed and the legal relations hereunder of the parties bound hereby will be determined, according to the internal laws of the Commonwealth of Pennsylvania.

d. Counterparts. This Sublease may be executed in several counterparts, each of which will be deemed to be an original. For purposes of the foregoing, facsimile signatures or signatures transmitted by e-mail or PDF shall have the same force and effect as original signatures.

e. Contingency. This Sublease is contingent upon CardConnect obtaining the Prime Landlord’s Consent. If CardConnect is unable to obtain the Prime Landlord’s Consent by September 30, 2015, then at any time thereafter for so long as Prime Landlord’s Consent is not obtained, either party may terminate this Sublease in which event neither party shall have any further rights or obligations one to the other neither party hereto shall have any further rights, liabilities or obligations and CardConnect shall forthwith return to Subtenant any Rent previously paid under this Sublease, including any Security Deposit.

f. Brokers. CardConnect represents to Subtenant that it has not entered into any agreement with any broker with respect to the making of this Sublease, other than its broker, Scott Miller of CBRE, Inc., which shall be paid a commission pursuant to a separate commission agreement between CardConnect and such broker. Subtenant represents to CardConnect that it has not entered into any agreement with any broker relative to the making of this Sublease. Each party agrees that should any claim be made against another party for any broker’s commission by reason of the acts of such party, the party upon whose acts such claim is predicated shall indemnify and hold the other party free and harmless from and against any and all liability and expenses in connection therewith.

g. Consent. Prime Landlord’s consent hereto shall not be deemed a consent to any future subletting or assignment of the Subleased Premises.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

CARDCONNECT, LLC

By:	/s/ Jeff Shanahan
Name:	Jeff Shanahan
Title:	CEO

NABRIVA THERAPEUTICS US, INC.

By:	/s/ Colin Broom
Name:	Colin Broom
Title:	CEO

EXHIBIT A

OFFICE SPACE LEASE

1000 CONTINENTAL DRIVE

OFFICE SPACE LEASE

for

Suite 600 at 1000 CONTINENTAL DRIVE

by and between

CONTINENTAL SQUARE ASSOCIATES, L.P.

(as Landlord)

And

FINANCIAL TRANSACTION SERVICES, LLC

(as Tenant)

Date: April    , 2012

24.	Assignment and Sublease	27

25.	Intentionally Omitted	30

26.	Subordination	30

27.	Curing Tenant’s Defaults	31

28.	Surrender	31

29.	Defaults-Remedies	32

30.	Brokers’ Commission	35

31.	Notices	35

32.	Inability to Perform	36

33.	Survival	36

34.	Corporate Tenants	37

35.	Waiver of Invalidity of Lease	37

36.	Letter of Credit	37

37.	Estoppel Certificate	38

38.	Rights Reserved by Landlord	38

39.	Miscellaneous	39

40.	OFAC	41

41.	Additional Definitions	42

42.	Right of First Offer	42

43.	Renewal Option	43

44.	TENANT WAIVER	44

THIS LEASE is made as of the      day of April, 2012 between CONTINENTAL SQUARE ASSOCIATES, L.P. (herein referred to as “Landlord”), a Pennsylvania limited partnership, and FINANCIAL TRANSACTION SERVICES, LLC (herein referred to as “Tenant”), a Delaware limited liability company.

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

A.	ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord or to third parties pursuant to the provisions of the Lease.

B.	BASE YEAR shall mean calendar year 2012.

C.	BROKER(S) shall mean McKelvy Partners, LLC and Newmark Knight Frank Smith Mack.

D.	BUILDING shall mean the building known as 1000 Continental Drive located on the Property.

E.	BUILDING HOLIDAYS shall be those holidays listed on Exhibit D.

F.	EXHIBITS shall be the following, attached to this Lease and incorporated in this Lease and made a part of this Lease:

Exhibit A	Premises

Exhibit B	Legal Description of Property

Exhibit C	Work Letter

Exhibit D	Building Holidays

Exhibit E	Janitorial Specifications

Exhibit F	Rules and Regulations

Exhibit G	Tenant Estoppel Certificate

Exhibit H	Confirmation of Lease Term

Exhibit I	Subordination, Non-Disturbance and Attornment Agreement

Exhibit J	Sustainability Rules and Regulations

Exhibit K	Letter of Credit

G.	FIXED BASIC RENT shall be calculated and payable as follows, subject to Landlord’s determination of the number of rentable square feet contained within the Premises (as provided below):

Months	Rentable Sq. Ft.	Rate Per Rentable Sq. Foot	Yearly Rate	Monthly Installment
1-12*	15,044	$30.00	$451,320.00	$37,610.00
13-24	15,044	$30.50	$458,842.00	$38,236.83
25-36	15,044	$31.00	$466,364.00	$38,863.67
37-48	15,044	$31.50	$473,886.00	$39,490.50
49-60	15,044	$32.00	$481,408.00	$40,117.33
61-72	15,044	$32.50	$488,930.00	$40,744.17
73-84	15,044	$33.00	$496,452.00	$41,371.00
85-96	15,044	$33.50	$503,974.00	$41,997.83
97-108	15,044	$34.00	$511,496.00	$42,624.67
109-120	15,044	$34.50	$519,018.00	$43,251.50

*	So long as Tenant is not in default hereunder, Fixed Basic Rent and Operating Expenses shall abate for the first two (2) months of the Term, provided, that during such period Tenant shall be liable for the cost of utilities as provided in Section 12 of this Lease as well as the cost of janitorial services as provided in Section 8(a)(iii)(q) of this Lease incurred by Landlord with respect to the Premises, which, in the case of the janitorial costs, shall be calculated as if the costs for same for the Base Year were Zero Dollars ($0.00).

H.	IMPROVEMENT ALLOWANCE shall mean the sum of Forty Seven and 50/100 Dollars ($47.50) per rentable square foot of the Premises.

I.	LEASE YEAR shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending on the last day of the month which is twelve (12) consecutive full calendar months following the Commencement Date and, with respect to each Lease Year thereafter, each consecutive twelve (12) calendar month period thereafter.

J.	LETTER OF CREDIT shall be in the amount of Three Hundred Thousand Dollars ($300,000.00) in the form required by the Lease. The Letter of Credit shall be issued by a United States banking institution with retail banking offices in Philadelphia or Montgomery County in the form of Exhibit K and shall be held in accordance with Section 36 of the Lease.

K.	PERMITTED USE shall be general office use and for no other purpose.

L.

PREMISES shall be approximately 15,044 rentable square feet on the sixth floor of the Building as set forth on Exhibit A, such measurement to be subject to final determination by Landlord’s architect, using a floor factor of 18.8%, within thirty (30) days after receipt and approval of final plans for the Premises; provided, that in any event, the Premises shall include such amount of space such that the Premises shall include the first patio via the space located on the eastern side of the Building that wraps around to the western side of the Building. In the event that the final plans for the Premises indicate that the square footage measurement previously used by Landlord and Tenant for such space (15,044 rentable square feet for the Premises) is in excess of or lower than the actual rentable square footage number, any payments due to Landlord from Tenant based upon the amount of rentable square feet contained in the Premises (including, without limitation, Tenant’s Proportionate Share) shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the actual number of rentable square feet. The Premises will be measured in accordance with the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996).

M.	PROPERTY shall mean the Building and the lot, tract or parcel of land on which the Building is situated and all improvements thereto as more particularly described on Exhibit B attached hereto.

N.	SECURITY DEPOSIT shall be the sum of $300,000 in the form of a letter of credit as same may be reduced as set forth in Section 36 of this Lease.

O.	TENANT’S PROPORTIONATE SHARE shall mean 7.42 percent based upon the fraction, the numerator of which is the number of rentable square feet contained within the Premises (as same may be adjusted as set forth in Paragraph K above) and the denominator of which is 202,677, being the number of rentable square feet contained in the Building.

P.	TERM shall mean the period of time commencing on the Commencement Date (as defined in Section 4 of the Lease) and ending on the last day of the month which is ten (10) years following the Commencement Date, unless otherwise terminated or extended pursuant to the terms of this Lease.

For and in consideration of the covenants contained in this Lease, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

1.        Definitions.  The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease. Additional definitions are contained in Section 41 and throughout this Lease.

2.        Premises.  Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease, including the Preamble (this “Lease”). Tenant’s interest in the Premises as tenant shall include the right, in common with Landlord and other occupants of the Building, to use driveways, sidewalks, loading and parking areas, lobbies, hallways and other facilities which are located within the Property and which are designated by Landlord from time to time for the use of all of the tenants of the Building (the “Common Facilities”). Tenant, at no additional cost, shall have the non-exclusive right to utilize up to 3.35 unreserved parking spaces within the parking areas at the Property for each 1,000 rentable square feet within the Premises.

3.        Completion of Premises.  The Premises Work to be done to the Premises shall be completed in accordance with the Work Letter attached hereto as Exhibit C (“Premises Work” being defined in such Work Letter). Landlord shall use its commercially reasonable efforts to Substantially Complete (as defined in the Work Letter) the Premises Work on or before August 1, 2012 provided this Lease is fully executed by the parties and the Premises Plans (as defined in the Work Letter) are final on or before the dates set forth in the Work Letter (the “Target Commencement Date”). The Target Commencement Date shall be delayed for Tenant Delays (as that term is defined in the Work Letter), If the Premises Work is not Substantially Complete on or before the Target Commencement Date (as such date may be delayed as provided in the Work Letter) whether or not within Landlord’s control, Landlord shall not be subject to any liability to Tenant and no such failure to deliver the Premises by such date shall in any respect affect the validity or continuance of this Lease or any obligation of Tenant hereunder; provided, however, following the Commencement Date Tenant shall be entitled to one (1) day of abated Fixed Basic Rent for each one (1) day of delay in achieving Substantial Completion following the Target Commencement Date (as same may be delayed as provided in the Work Letter).

4.        Commencement Date.  The Term shall commence on the date (the “Commencement Date”) which is the first to occur of (a) the date the Premises are Substantially Completed or would have been Substantially Completed but for Tenant Delay or (b) the date on which the Premises are actually occupied by Tenant for the normal conduct of Tenant’s business with Landlord’s permission. Upon Landlord’s request, Tenant shall execute the Confirmation of Lease Term attached hereto as Exhibit H.

5.        Use of Premises.  Tenant shall occupy the Premises throughout the Term and shall use the same for, and only for, the Permitted Use. Tenant acknowledges that Landlord intends to operate the Building under certain LEED™ for Existing Buildings standards and may pursue LEED™ for Existing Buildings certification for the Building (“Building Certification”). Any material cost to modify or otherwise improve alter the Building’s structure or systems in order to achieve

Building Certification will be borne solely by Landlord and shall not be charged back to Tenant in any way as a Lease expense. Tenant shall comply at all times with the Sustainability Rules and Regulations established by Landlord attached hereto as Exhibit J, as same may be modified or additional sustainability rules and regulations implemented to obtain or maintain Building Certification or to reduce energy consumption or protect the environment (the “Sustainability Standards”) and shall take commercially reasonable efforts to cause its invitees, visitors, and guests to do so.

6.        Fixed Basic Rent.  Commencing on the Commencement Date, Tenant shall pay, throughout the Term, the annual Fixed Basic Rent in the amount specified in the Preamble, without notice or demand and without setoff or deduction (except as otherwise set forth herein), in monthly installments equal to one-twelfth of the annual Fixed Basic Rent (specified as Monthly Installments in the Preamble), in advance, on the first day of each calendar month during the Term. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be due and payable for such month, apportioned on a per diem basis for the period between the Commencement Date and the first day of the next first full calendar month in the Term and such apportioned sum shall be paid on or before the Commencement Date.

7.        Real Estate Taxes.

a.        Definitions. The following terms shall be defined as hereinafter provided:

i.        “Real Estate Taxes” shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority with respect to the Property, as well as all fees or assessments payable on account of the Property being located in any special services district. Notwithstanding the foregoing:

(1) if at any time during the Term the present system of ad valorem taxation of real property shall be changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Property any tax of any nature which is imposed in whole or in part, in substitution for, addition to, or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax shall be included within the term “Real Estate Taxes,” but only to the extent that the same would be payable if the Property were the only property of Landlord. Such tax may include, but shall not be limited to, a capital levy or other tax on the gross rents or gross receipts with respect to the Property, or a federal, state, county, municipal or other local income, franchise, profit, excise or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon any such gross rents or gross receipts;

(2) Real Estate Taxes shall also encompass all of Landlord’s reasonable expenses, including but not limited to attorney’s fees and expenses, incurred by Landlord in any effort to minimize Real Estate Taxes whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances; provided, however, that under no circumstances shall Landlord have any obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property;

(3) except as otherwise provided in Section 7(a)(i)(1) above, there shall be excluded from Real Estate Taxes (i) all of Landlord’s federal or state income, excess profit, excise, business privilege, payroll, franchise, estate, succession and inheritance taxes or capital stock tax (ii) penalties due to Landlord’s lateness or failure to pay taxes when due and (iii) transfer taxes imposed on Landlord in connection with Landlord’s sale, assignment or other transfer of ownership in the Property, including, without limitation, any realty transfer tax due in connection with any such assignment or transfer;

(4) following the Commencement Date, Real Estate Taxes should not be reduced by any rebates, credits or reductions obtained by or granted to Landlord on account of Landlord’s installation of capital improvements or processes implemented in connection with the Sustainability Standards or Building Certification unless and until Landlord has recovered all of the costs and expenses pursuant to Section 8(a)(iii)(1)(o) incurred by it in order to make such improvement or to undertake such process.

ii.        “Tax Year” shall mean each calendar year, or such other period of twelve (12) months as now or hereafter may be duly adopted as the fiscal year for real estate tax purposes of the governmental unit in which the Property is located, occurring during the Term.

iii.         “Tax Statement” shall mean a statement provided by Landlord, setting forth in reasonable detail: (a) the Real Estate Taxes for the Tax Year(s) (or portion thereof if less than full Tax Year(s) immediately preceding the Tax Year in which such statement is issued, (b) Tenant’s Tax Payment (defined in Section 7(b)) for such preceding Tax Year(s), prorated if only a part of a Tax Year falls within the Term; (c) the amount of payments made by Tenant on account of Tenant’s Tax Payment during such preceding Tax Year(s); (d) the amount of payments of the Monthly Tax Payment Estimate (defined in Section 7(b)(i)(1)) made to date by Tenant in the Tax Year in which the Tax Statement is issued; and (e) the Monthly Tax Payment Estimate for the Tax Year in which the Tax Statement is issued.

b.        Payment of Tenant’s Tax Payment. Commencing on January 1, 2013, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant’s Proportionate Share of the total excess, if any, in Real Estate Taxes for such Tax Year over the Real Estate Taxes for the Base Year, prorated for any partial Tax Year within the Term (“Tenant’s Tax Payment”). Tenant shall only be responsible for Real Estate Taxes imposed for Tax Years during the Term of this Lease and any extensions, renewals, and hold-over periods hereof. For any portion of a Tax Year during the Term, Tenant’s Tax Payment shall be prorated on a per diem basis.

i.         Such Tenant’s Tax Payment shall be paid in the following manner:

(1) Beginning on January 1, 2013, and continuing thereafter during each Tax Year during the Term on the first day of each month until receipt of the next Tax Statement, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord’s estimate (reasonably based on the actual Real Estate Taxes for the preceding Tax Years (but subject to the provision of Section 7(b)(ii) below) and Landlord’s projections of any anticipated increases or decreases thereof) of

Tenant’s Tax Payment for the current Tax Year (or remaining portion thereof) (the “Monthly Tax Payment Estimate”). The Monthly Tax Payment Estimate for a period less than a full calendar month shall be duly prorated.

(2) Following the end of each Tax Year, Landlord shall furnish Tenant a Tax Statement setting forth the information described in Section 7(a)(iii) above. Within thirty (30) days following the receipt of such Tax Statement (the “Tax Expense Share Date”) Tenant shall pay to Landlord: (i) the amount by which the Tenant’s Tax Payment for the Tax Year (or portion thereof) covered by the Tax Statement exceeds the aggregate of Monthly Tax Payment Estimates paid by Tenant with respect to such Tax Year (or portion thereof); and (ii) the amount by which the Monthly Tax Payment Estimate for the current Tax Year as shown on the Tax Statement multiplied by the number of months elapsed to date in the current Tax Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Tax Payment Estimate theretofore made in the Tax Year in which the Tax Statement is issued. Landlord shall diligently endeavor to furnish Tenant a Tax Statement not later than one hundred and twenty (120) days following the end of each Tax Year.

(3) On the first day of the first month following receipt by Tenant of any annual Tax Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Tax Statement, Tenant shall pay Landlord the amount of the Monthly Tax Payment Estimate shown on the Tax Statement.

(4) If on any Tax Expense Share Date Tenant’s payments of the installments of the Monthly Tax Payment Estimate for the preceding year’s Real Estate Taxes are greater than Tenant’s Tax Payment for such preceding Tax Year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Rent. If the Term expires prior to the Tax Expense Share Date for the applicable Tax Year and if Tenant’s payments of Monthly Tax Payment Estimate either exceed or are less than Tenant’s Tax Payment, Landlord shall send the Tax Statement to Tenant, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made on the Tax Expense Share Date. The provisions of this Section 7(b)(i)(4) shall remain in effect notwithstanding any termination of this Lease; provided however, that if upon termination of this Lease Tenant owes Landlord any sums under this Lease (for Rent or otherwise), Landlord shall have the right to reduce the amount of any refund due Tenant under this Section 7(b)(i)(4) against such sums owed by Tenant to Landlord.

ii.        Real Estate Taxes with respect to a Tax Year which is the subject of an appeal filed by or on behalf of Landlord shall be paid on the basis of the amount reflected in the tax bill and shall not be adjusted until the final determination of the appeal. Upon such determination of any appeal, Landlord will notify Tenant in writing of the actual amount of Tenant’s Tax Share of the Real Estate Taxes for the year or years which were the subject of the appeal and the amount, if any, remaining due by Tenant in excess of Tenant’s estimated payments. Tenant shall pay such entire amount so due within thirty (30) days after receipt of Landlord’s notice. If the final determination of the appeal results in a reduction of the Real Estate Taxes at issue and Landlord receives a cash refund from the taxing authority on account of overpayment of Real Estate Taxes for such year, Tenant shall receive a credit against the installment of Fixed Basic Rent next coming due in the amount by which Tenant’s payments on account of Tenant’s Tax Share of such Real Estate Taxes exceeded the payments actually due for the applicable year, or if this Lease is terminated or expired, Landlord shall pay the excess payment made by Tenant within thirty (30) days of Landlord’s actual receipt of such cash refund.

iii.        Any Tax Statement or other notice from Landlord pursuant to this Section 7(b) shall be deemed approved by Tenant as correct unless within sixty (60) days after the furnishing thereof, Tenant shall notify Landlord in writing that it disputes the correctness of the Tax Statement or other notice, specifying in detail the basis for such assertion. Pending the resolution of such dispute, however, Tenant shall make payments in accordance with said Tax Statement or other notice. Within the foregoing sixty (60) day period, Landlord shall make its records relating to the Real Estate Taxes and to the calculation of Tenant’s Proportionate Share thereof for the applicable Tax Year available for Tenant’s inspection at Landlord’s principal place of business or at another place reasonably designated by Landlord during normal business hours upon at least three (3) business days prior written request from Tenant to Landlord or its manager.

c.        Tenant’s Personality. Tenant shall pay all taxes imposed upon Tenant’s furnishings, trade fixtures, equipment or other personal property.

8.        Operating Expenses.

a.        Definitions.  As used in this Section 8 the following terms shall be defined as hereinafter provided:

i.         “Operating Year” shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring either in whole or in part during the Term.

ii.        “Operating Expense Statement” shall mean a statement provided by Landlord, setting forth in reasonable detail: (a) the Operating Expenses for the Operating Year (or portion thereof if less than a full Operating Year) immediately preceding the Operating Year in which the statement is issued, reasonably detailed by major categories, (b) the Tenant’s Expense Payment (defined in Section 8(b)) for such preceding Operating Year, prorated if only a part of the Operating Year falls within the Term, (c) the amount of payments made by Tenant on account of the Tenant’s Expense Payment during such preceding Operating Year, (d) the amount of payments of the Monthly Operating Expense Estimate (defined in Section 8(b)(i)(1)) made to date by Tenant in the Operating Year in which the Expense Statement is issued, and (e) the Monthly Operating Expense Estimate for the Operating Year in which the Operating Expense Statement is issued.

iii.       “Operating Expenses” shall mean

(1) the expenses incurred by Landlord in connection with the operation, repair, maintenance, protection and management of the Property, including by way of example rather than of limitation, the following:

(a)        Wages, salaries, fees and other compensation and payments, payroll taxes, contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits made to or on behalf of any and all employees of Landlord performing services rendered in connection with the operation, repair, maintenance, protection and management of the Property, including, without limitation: elevator operators; elevator starters;

window cleaners; porters; janitors; maids; miscellaneous handymen; watchmen; persons engaged in patrolling and protecting the Property; carpenters; engineers; firemen; mechanics; electricians; plumbers; landscapers; insurance risk managers; building superintendent and assistants; property manager; and clerical and administrative personnel all of which expenses shall not exceed the market rate for such services for other comparable office buildings in the area of the Building. Landlord may contract for any of the foregoing to be performed by independent contractors, in which event all sums paid to such independent contractors shall be included within Operating Expenses pursuant to Section 8(a)(iii)(1)(q) below.

(b)       The cost of employee uniforms, and the cleaning, pressing and repair thereof.

(c)       Cleaning costs for the Property, including the facade, windows and sidewalks, all costs for snow and rubbish removal and the costs of all labor, supplies, equipment and materials incidental to such cleaning.

(d)       Premiums and other charges incurred by Landlord with respect to all insurance relating to the Property and the operation and maintenance thereof, including without limitation: all risk of physical damage or fire and extended coverage insurance; public liability insurance; elevator insurance; workmen’s compensation insurance; boiler and machinery insurance; sprinkler leakage insurance; rent insurance; and health, accident and group life insurance for employees.

(e)       The cost of heat, electricity, gas, water, sewer and all other utility services, servicing the Building generally to the extent not billed directly to Tenant in accordance with Section 12(a) below.

(f)       Costs incurred for operation, service, maintenance, inspection and repairs of the Property, including the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

(g)       Sales and excise taxes and the like upon any of the expenses enumerated herein.

(h)       The reasonable management fees of the managing agent for the Building, which shall not be exceed 4% of the gross revenues from the Property.

(i)        The cost of tools, equipment, and supplies and any replacement thereof.

(j)        The cost of repainting or otherwise redecorating any part of the Building other than premises demised to tenants in the Building, and the reasonable cost of displays or decorations for the lobby, balconies and other public portions of the Property.

(k)       The cost of telephone, telecopier and courier services, postage and delivery charges, office supplies, maintenance and repair of office equipment, and similar costs.

(l)        The cost of licenses, permits and similar fees and charges.

(m)      Auditing and accounting fees including accounting fees incurred in connection with the preparation and certification of the Tax Statements and the Operating Expense Statements.

(n)       All costs incurred by Landlord to comply with governmental requirements enacted after the Commencement Date, whether federal, state or municipal, and all repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class building, including capital expenditures which under generally applied real estate accounting practice are expensed or are regarded as deferred expenses.

(o)       All costs and expenses associated with the acquisition and installation of any energy or cost saving devices or alternative renewable energy devices or sources, but only to the extent of savings realized by Landlord and/or Tenant as a result of the installation and/or use of such improvements, devices or sources.

(p)       Fair market rental or other reasonable costs with respect to the management office for the Building.

(q)       Cost of independent contractors performing services, including, but not limited to, cleaning, janitorial, window-washing, rubbish removal, comprehensive recycling for cardboard, glass, paper, plastic and metal or such other materials as may be required from time to time by the Sustainability Standards, security, landscaping, snow and ice removal services, electrical, painting, plumbing, elevator, heating, ventilation and air conditioning maintenance and repair and all fees due such independent contractors.

(r)        Legal fees with respect to the Property other than those incurred in the negotiation or enforcement of tenant leases.

(s)        Capital expenditures necessitated by casualties but only to the extent of deductibles paid in connection therewith.

(t)        Any and all other expenditures of Landlord which are properly expensed in accordance with generally applied real estate accounting practices consistently applied with respect to the operation, repair, maintenance, protection and management of first-class office buildings in the locality of the Building.

(u)       If Landlord shall purchase any item of capital equipment or make any capital expenditure as described in Sections 8(a)(iii)(1)(n), or 8(a)(iii)(1)(o) or 8(a)(iii)(1)(s) or 8(a)(iii)(1)(t) above (jointly the “Capital Expenditures”) then the costs for same shall be amortized on a straight line basis beginning in the year of installation and continuing for the useful life thereof, but not more than ten (10) years, or such shorter time as may be hereinafter provided, with a per annum interest factor equal to the rate of Interest on the date of purchase of any Capital Expenditure. The amount of amortization for such costs shall be included in Operating Expenses for each Operating Year to which the amortization relates. Tenant agrees that the determination by Landlord’s accountants of the useful life of the subject of such Capital Expenditures shall be binding on Tenant. If Landlord shall lease such items of capital equipment, then the lease shall be included in Operating Expenses for each Operating Year in which they are incurred. Notwithstanding the foregoing, if Landlord shall effectuate savings in labor or energy related costs as a result of the installation of new devices or equipment (provided such savings do not contribute primarily to the benefit of any particular tenant), then Landlord may, in lieu of the above, elect to include up to the full amount of any such savings in each Operating Year

(beginning with the Operating Year in which the equipment is placed in service) as an Operating Expense until Landlord has recovered thereby the cost of installation of said devices or equipment and interest thereon as above provided, even if the result of such application will result in the amortization of such costs over a period shorter than the useful life of such installation; provided, the annual amortized costs do not exceed the actual cost savings realized. Landlord shall notify Tenant in writing if Landlord elects to apply such savings to the cost of such equipment and shall include a statement of the amount of such savings in the Operating Expense Statement for each applicable Operating Year. Operating Expenses shall thereafter be reduced by the amount of any previous capital expenditures included therein expensed pursuant to this Section 8(a)(iii)(1)(u) when such amortization has been completed.

(2) Operating Expenses shall be “net” and, for that purpose, shall be reduced by the amounts of any reimbursement or credit received by Landlord with respect to an item of cost that is included within Operating Expenses (other than reimbursements to Landlord by tenants of the Building pursuant to operating expense provisions of such tenants’ leases).

(3) In determining Operating Expenses for any Operating Year, including, without limitation, the Base Year, during which less than ninety five percent (95%) of the rentable area of the Building shall have been occupied by tenants receiving services which form the basis for Operating Expenses for more than thirty (30) days during such year, the variable components of the actual Operating Expenses for such year shall be increased to the amount which normally would have been incurred for such Operating Year had all such services been provided to tenants occupying ninety five percent (95%) of the Building throughout such Operating Year, including, without limitation, the Base Year, as reasonably determined by Landlord, and shall include during any year in which construction warranties or guaranties eliminate or reduce the need for service contracts on Building systems or components, the reasonable cost of such service contracts that would otherwise be required notwithstanding such construction warranties or guaranties. Notwithstanding the foregoing, in no event shall Landlord receive more than one hundred percent (100%) of the Building’s actual Operating Expenses for any Operating Year as a result of the operation of this Section 8(a)(iii)(3).

(4) Notwithstanding the provisions of Section 8(a)(iii)(1), “Operating Expenses” shall not include expenditures for any of the following:

(a)       Any capital addition made to the Building except a Capital Expenditure.

(b)       Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

(c)       All costs incurred in procuring new tenants or negotiating or enforcing the terms of a lease with a tenant, including, without limitation leasing commissions and advertising expenses.

(d)       Repairs or rebuilding necessitated by condemnation or conveyance of title in lieu thereof to the extent that Landlord receives proceeds for such repairs or rebuilding.

(e)       Depreciation and amortization of the Building, other than as permitted pursuant to Section 8(a)(iii)(1)(u).

(f)       Real Estate Taxes and the items excluded from Real Estate Taxes as set forth in Section 7(a)(i)(3).

(g)      The salaries and benefits of executive officers of Landlord, if any.

(h)      Debt service payments on any indebtedness applicable to the Property, including any mortgage debt, and any other costs associated with financing a mortgage.

(i)       All costs incurred in connection with or related to Landlord’s Work in the Premises or the original construction (as distinguished from operation, repair and maintenance).

(j)       All costs and expenses incurred as a result of any negligence or willful misconduct of the Landlord, its agents, servants or employees.

(k)      Any items for which Landlord is reimbursed by insurance or otherwise compensated, including direct reimbursement by any other tenant or occupant (other than reimbursements to Landlord by tenants of the Building pursuant to operating expense provisions of such tenants’ leases)

(l)       All costs, expenses, liabilities, fines, penalties and losses in connection with or related to Hazardous Substances (as defined herein) testing, abatement, remediation, clean-up or removal programs in the Common Facilities where such costs, expenses, liabilities, fines, penalties and/or losses are caused by the negligence or willful misconduct of Landlord or a tenant of the Property or any of their agents or employees or a third party under contract with or control of Landlord or such tenant.

iv.       “Monthly Operating Expense Estimate” shall have the meaning specified in Section 8(b)(i)(1) hereof.

v.        “Controllable Operating Expenses” shall mean all Operating Expenses other than Non-Controllable Operating Expenses.

vi.       “Non-Controllable Operating Expenses” shall mean utility costs, snow and ice removal expenses, insurance premiums, trash removal expenses, other items the unit cost and quantity requirements of which are not susceptible to pre-negotiation by Landlord, or which are otherwise not reasonably controllable by Landlord (such as, but not limited to, increases in the minimum wage which may affect the cost of service contracts), and contracts or services which are the subject of collective bargaining agreements or which are performed by persons subject to collective bargaining agreements and the amortized costs of Capital Expenditures.

b.        Tenant’s Expense Payment.  Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Rent hereunder an amount equal to Tenant’s Proportionate Share of the total excess, if any, in Operating Expenses for such Operating Year over the Operating Expenses for the Base Year (“Tenant’s Expense Payment”). Tenant shall only be responsible for Operating Expenses imposed for Operating Years during the Term of this Lease and any extensions, renewals, and hold-over periods hereof. For any portion of an Operating Year less than a full twelve (12) month period occurring within the Term, Tenant’s Expense Payment shall be prorated on a per diem basis.

i.        Such Tenant’s Expense Payment shall be paid in the following manner:

(1) Beginning on the Commencement Date and continuing thereafter during each Operating Year during the Term on the first day of each month until receipt of the next Operating Expense Statement, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord’s estimate (reasonably based on the actual Operating Expenses for the preceding Operating Year and Landlord’s projections of any anticipated increases or decreases thereof) of Tenant’s Expense Payment for the current Operating Year (or remaining portion thereof) (the “Monthly Operating Expense Estimate”). The Monthly Operating Expense Estimate for a period less than a full calendar month shall be duly prorated.

(2) Following the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth the information described in Section 8(a)(ii) above. Within thirty (30) days following the receipt of such Operating Expense Statement (the “Expense Share Date”) Tenant shall pay to Landlord: (i) the amount by which the Tenant’s Expense Payment for the Operating Year (or portion thereof) covered by the Operating Expense Statement exceeds the aggregate of Monthly Operating Expense Estimates paid by Tenant with respect to such Operating Year (or portion thereof); and (ii) the amount by which the Monthly Operating Expense Estimate for the current Operating Year as shown on the Operating Expense Statement multiplied by the number of months elapsed to date in the current Operating Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Operating Expense Estimate theretofore made in the Operating Year in which the Operating Expense Statement is issued. Landlord shall diligently endeavor to furnish Tenant an Operating Expense Statement not later than one hundred and twenty (120) days following the end of each Operating Year.

(3) On the first day of the first month following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord the amount of the Monthly Operating Expense Estimate shown on the Operating Expense Statement.

(4) If on any Expense Share Date Tenant’s payments of the installments of the Monthly Operating Expense Estimate for the preceding year’s Operating Expenses are greater than Tenant’s Expense Payment for such preceding Operating Year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Rent. If the Term expires prior to the Expense Share Date for the applicable Operating Year and if Tenant’s payments of Monthly Operating Expense Estimate either exceed or are less than Tenant’s Expense Payment, Landlord shall send the Operating Expense Statement to Tenant no later than one hundred eighty (180) days following the end of an Operating Year, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made on the Expense Share Date. The provisions of this Section 8(b)(i)(4) shall remain in effect notwithstanding any termination of this Lease; provided however, that if upon termination of this Lease Tenant owes Landlord any sums under this Lease (for Rent or otherwise), Landlord shall have the right to reduce the amount of any refund due to Tenant under this Section 8(b)(i)(4) against such sums owed by Tenant to Landlord.

c.   Cam Cap.  Notwithstanding any provision of this Lease to the contrary, for the calendar year commencing on January 1, 2013 and each year thereafter during the Term, Controllable Operating Expenses charged as part of Operating Expenses for any calendar year shall be subject to and limited by a cap (the “Cam Cap”), which cap shall equal the aggregate amount of all Controllable Operating Expenses that were charged as part of Operating Expenses for the prior calendar year or with respect to the Base Year were included in the determination of Operating Expenses for the Base Year, as increased by four percent (4%).

d.   Tenant’s Audit Rights.  Tenant shall have the right, at its expense (except as expressly set forth below), to have its “Representatives” (hereinafter defined) during normal business hours at any time within ninety (90) days following the furnishing to Tenant of the annual Operating Expense Statement, to audit Landlord’s accounting records relative to such Operating Expense Statement and applicable to the Operating Yea set forth in such Operating Expense Statement, but not with respect to prior Operating Years. If Tenant elects to so audit Landlord’s accounting records, then, unless Tenant shall take written exception to any item of Operating Expenses specifying in detail the reasons for such exception as to a particular item within ninety (90) days after Tenant’s receipt of such annual Operating Expense Statement, the Operating Expense Statement shall be considered as final and accepted by Tenant. For purposes hereof, the term “Representatives” shall mean either a nationally recognized independent certified public accounting firm licensed to do business in the Commonwealth of Pennsylvania, or another public accounting firm (or a firm who appoints a certified public accountant to handle the matter) reasonably acceptable to Landlord. Tenant shall not retain its Representatives on a contingent fee basis. Tenant and its Representative shall, at Landlord’s request, execute a reasonable confidentiality agreement in favor of Landlord prior to any such examination or audit hereunder. In the event any such audit determines that the Operating Expense Statement overstated the amount(s) payable by Tenant attributable to Operating Expenses from the actual amount so required hereunder for any calendar year by an amount in excess of five percent (5%), Landlord shall be responsible for the payment of reasonable and actual audit fees incurred by Tenant under this provision within thirty (30) days following receipt of invoice and reasonable backup documentation therefor; otherwise, Tenant shall be responsible for all such fees. Notwithstanding any exception made by Tenant, Tenant shall pay Landlord the full amount of the Operating Expenses set forth in the applicable Operating Expense Statement, subject to readjustment at such time as any such exception may be resolved (i.e., either by agreement of Landlord or by final determination of a court of competent jurisdiction) in favor of Tenant. Landlord’s books and records related to Operating Expenses and the calculation thereof shall be available for review by Tenant and/or Tenant’s Representatives at all reasonable times during normal business hours within the foregoing 90-day period, upon Tenant’s reasonable prior request therefor to Landlord.

9.     Late Charge.  Landlord may charge a late payment charge of three percent (3%) of any installment of Fixed Basic Rent or Additional Rent that is not paid within five (5) days of the due date thereof. Any amount due from Tenant to Landlord which is not paid when due shall bear interest (“Interest”) at an interest rate equal to the Prime Rate published from time to time in the Money Rates column of the Wall Street Journal plus 2% (or, if lower, the highest rate then allowed under the usury laws of the Commonwealth of Pennsylvania) from the date due until the date paid. The right of Landlord to charge a late charge with respect to past due installments of Fixed Basic Rent and Additional Rent is in addition to Landlord’s rights and remedies upon an Event of Default.

10.        Insurance.

a.        Tenant’s Insurance.

i.      Tenant covenants and represents, such covenants and representations being specifically designed to induce Landlord to execute this Lease, that during the entire Term, at its sole cost and expense, Tenant shall obtain, maintain and keep in full force and effect the following insurance:

(1) “Special Form” property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon property of every description and kind owned by Tenant and or under Tenant’s care, custody or control located within the Premises or for which Tenant is legally liable, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (but excluding the work done by Landlord in connection with Exhibit C which is owned by Landlord) in an amount equal to the full replacement cost thereof.

(2) Commercial General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, contractual liability, products and completed operations liability naming Landlord and Landlord’s mortgagee or trust deed holder and ground lessors (if any) as additional named insureds in limits of not less than [Five Million Dollars ($5,000,000.00)].

(3) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Premises or Building as a result of such perils.

(4) Workers’ Compensation insurance in form and amount as required by applicable law.

(5)      Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time (but Landlord shall not require such changes more frequently than once every two (2) years unless required by such mortgagees or ground lessors) if in the reasonable opinion of Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

ii.      All property insurance policies shall be taken out with insurers rated A-VIII (or if such ratings are not in effect, the equivalent thereof) by Best Rating Service, or any successor thereto (or if there be none, an organization having a National reputation) who are licensed to do business in the state in which the Property is located and shall be in form reasonably satisfactory from time to time to Landlord. A certificate evidencing such insurance together with a paid bill shall be delivered to Landlord prior to the Commencement Date hereof. Such certificate will provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided a policy shall be furnished by Tenant within fifteen (15) days following Landlord’s written request for same. The aforesaid insurance shall be written with commercially reasonable deductibles.

iii.      In the event of damage to or destruction of the Building and/or Premises entitling Landlord or Tenant to terminate this Lease pursuant to Section 18 of this Lease, and if this Lease shall be so terminated, Tenant shall immediately pay to Landlord all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Tenant’s trade fixtures, equipment, furniture or other personal property of Tenant in the Premises) which have become Landlord’s property on installation or would have become Landlord’s property at the Term’s expiration or sooner termination. If the termination of the Lease, at Landlord’s election, is due to damage to the Building, and if the Premises have not been so damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become an installation or would have become at the Term’s expiration, Landlord’s property.

iv.      Landlord represents that Tenant’s Permitted Use of the Premises as otherwise defined herein, will not violate any of the Landlord’s insurance policies as set forth herein and/or cause any increase in the premiums associated therewith. Tenant agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Premises or within the Property any article which may be prohibited by any insurance policy in force from time to time covering the Property or Premises. In the event Tenant’s occupancy or conduct of business in or on the Premises or Property, whether or not Landlord has consented to the same, results in any increase in premiums for insurance carried from time to time by Landlord with respect to the Building, the Property or the Premises, Tenant shall pay such increase in premiums as Additional Rent within thirty (30) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use and occupancy a schedule issued by the organization computing the insurance rate on the Property or Premises showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Tenant shall take promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, the Property or Premises.

v.      If any insurance policy carried by either party as required by this Section 10 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises or Building or any part thereof by Tenant or any assignee or subtenant of Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to such cancellation or threatened cancellation or reduction in coverage on or before the later to occur of (i) forty-eight (48) hours after notice thereof from Landlord, or (ii) the date that is one day prior to the date such cancellation or reduction becoming effective (provided Tenant has knowledge of such), Tenant shall be in default and an Event of Default shall occur under this Lease and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

b.        Landlord’s Insurance.  Landlord covenants and agrees that throughout the Term it will insure the Property and the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to Section 10(a)(i)(1) above) against damage by perils covered by the “special form” of property insurance against all loss or damage in an amount of not less than one hundred percent (100%) of the full insurable replacement cost of the Building and commercial general liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor, or, if none, as would be carried by a prudent owner of a similar building in the area. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Fixed Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Fixed Basic Rent and Additional Rent during, at the minimum, one Lease Year hereunder. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine available. All costs and expenses incurred by Landlord for insurance carried by Landlord on the Building and the Property or in connection with its ownership or operation thereof shall be included as Operating Expenses pursuant to Section 8. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord although Landlord shall use such proceeds in the repair and reconstruction of the Building, the Property and the Premises. Tenant further acknowledges that the provisions of this Section 10 as to Tenant’s insurance are designed to insure adequate coverage as to Tenant’s property and business without regard to fault and avoid Landlord obtaining similar coverage for such loss for its negligence or that of its agents, servants or employees which would result in double coverage for the same perils includable as part of Operating Expenses which are payable in part by Tenant. Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

c.        Waiver of Subrogation.  Any policy or policies of fire, extended coverage or similar property insurance, which either party obtains in connection with the Premises, Building or Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by such policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining such coverage. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party’s loss or damage is insured or, if not insured, was insurable under commercially available “special form” property insurance policies, including additional coverages typically obtained by owners and tenants of comparable office buildings in the vicinity of the Building, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party’s insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability as set forth herein, without such insurance carriers having any rights of subrogation against the other party.

11.        Repairs and Maintenance.

 a.        Tenant shall, throughout the Term, and at Tenant’s sole cost and expense subject to Section 11(b) of this Lease, keep and maintain the Premises in a neat and orderly condition and in compliance with the Sustainability Standards; and, upon expiration of the Term or earlier termination of this Lease, Tenant shall leave the Premises in broom clean condition, ordinary wear and tear, damage by fire or other casualty alone excepted, and for that purpose and except as otherwise agreed to in writing by Landlord and Tenant, Tenant will make all necessary repairs and replacements to the Premises to deliver it in such condition. Tenant shall not permit any waste to the Premises. Tenant shall not use any portion of the Common Facilities for other than their intended use as reasonably specified by Landlord from time to time.

 b.        Landlord shall, throughout the Term, make all necessary repairs to the roof, foundation, structural elements and Building operating systems, mechanical, electrical and HVAC systems and exterior windows and doors of the Premises and other improvements located on the Property and the parking, sidewalks and walkways and the Common Facilities. All interior Premises repairs that are necessary to the Premises and are not Landlord’s responsibility shall be performed at Tenant’s sole, but reasonable cost and expense. Landlord shall keep and maintain all Common Facilities of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a good order and repair, in a clean and orderly condition, free of accumulation of dirt and rubbish and ice and snow and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition. All repairs and maintenance shall be done in a first class manner in keeping with comparable first class buildings in the locale of the Building. All costs and expenses incurred by Landlord in connection with Landlord’s obligations under this Section 11(b) shall be included in Operating Expenses unless such expense is expressly excluded from the definition of Operating Expenses. On the Commencement Date, Landlord, at landlord’s sole cost and expense, shall cause the Building , including the roof, structure, windows, parking areas and mechanical systems, to be in good working condition.

12.        Utilities and Services.

 a.        Services to the Premises.

 i.        Tenant shall have access to the Premises, including elevators as set forth in Section 12(c) and utilities including HVAC, electricity, water, and heat twenty-four hours per day, seven days per week. Landlord shall furnish the Premises with all utilities, and Landlord shall furnish heating, ventilation and air conditioning (“HVAC”) to the Premises in accordance with the standards set forth in Schedule 1 to Exhibit C between 8:00 a.m. and 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturdays (“Business Hours”), of each week during the Term (Building Holidays excepted). During non-Business Hours, Landlord shall provide HVAC to the Premises as requested by Tenant and Tenant shall be billed for Landlord’s actual cost, without mark-up, for such service. Any non-Business Hours HVAC charges shall be billed monthly in arrears and shall be payable by Tenant within thirty (30) days of receipt of an invoice from Landlord. Landlord shall provide janitorial service to the Premises in accordance with the Janitorial Specifications attached hereto as Exhibit E, five days per week except for Building Holidays. Landlord shall furnish electricity to Tenant for Tenant’s exclusive use on a twenty-four hour per day seven day a week basis in accordance with the standards set forth on such Schedule 1.

ii.        Tenant agrees to pay monthly as Additional Rent (but not as an Operating Expense) all charges for electricity (to the extent the same is submetered) used by Tenant at the Premises. Tenant’s electricity consumption for lights, plugs and VAV’s shall be separately submetered as part of the Tenant Work (as defined in Exhibit C hereto). Tenant shall pay for the consumption of such electricity based upon its submetered usage, provided, however, Landlord shall be permitted to reasonably estimate such usage on a monthly basis but, not less frequently than annually, shall perform a reconciliation of paid amounts against actual amounts due from Tenant. Tenant shall be charged for such electricity based upon the consumption measured by submeter(s) at the rate Landlord is charged for same without mark-up or fee, and Tenant acknowledges that the rate charged to Tenant may be an average of the rates charged by the electricity provider as the rate charged for electricity supplied to the Property varies depending on service and hours of consumption.

iii.       In addition, Tenant agrees to pay as Additional Rent (but not part of Operating Expenses) Tenant’s Proportionate Share of all charges for electricity used for Common Facilities at the Property and not within tenantable areas of the Building based upon the metered or submetered usage. In no event will the charges under Section 12(a)(ii) or under this Section 12(a)(iii) as the case may be, duplicate any charges under any other provision. Tenant shall be charged for such electricity at the rate Landlord is charged for same without mark-up or fee, and Tenant acknowledges that the rate charged to Tenant may be an average of the rates charged by the electricity provider as the rate charged for electricity supplied to the Property varies depending on service and hours of consumption.

iv.       Tenant shall pay all bills for separately metered utility usage within thirty (30) days after receipt thereof.

v.        Tenant’s use of electric energy in the Premises shall not at any time exceed the safe capacity of any of the electric conductors and equipment in or otherwise serving the Premises as set forth in Schedule 1 to Exhibit C. Tenant shall make commercially reasonable efforts to cooperate with Landlord to use electric energy and HVAC systems in a manner consistent with the Sustainability Standards and as required to obtain or maintain Building Certification; provided nothing in this Section shall authorize Landlord to make any changes in the Building or Premises that would have a material adverse effect on Tenant’s use of the Premises for the Permitted Use.

vi.       If Landlord is in control of or obtains access to any alternative renewable energy source (“Alternative Energy”), Landlord shall have the option of providing such Alternative Energy to Tenant to satisfy Landlord’s obligations under this Section 12(a) at a rate not to exceed the average rate Tenant would have otherwise been charged had Landlord not provided such utility service by means of Alternative Energy.

b.        Landlord, upon Tenant’s request, shall replace light bulbs, tubes and ballasts for lighting fixtures when required in the Premises. The cost of replacement light bulbs, tubes, lamps, and ballasts, plus the reasonable costs incurred by Landlord for such replacement, shall be paid by Tenant as Additional Rent in accordance with Landlord’s then-current schedule of costs and assessments therefor. As of the date of this Lease, the current rate for such service is $45.00 per hour (in .25 hour increments) plus the actual cost of the materials required.

c.        Within the Common Facilities of the Building and consistent with other first class buildings in the locale of the Building, Landlord shall furnish: (i) adequate electricity and utilities, (ii) hot and cold water, (iii) lavatory supplies, (iv) automatically operated elevator service; and provided further that at least one elevator shall be available without additional charge on a twenty-four hour, seven day per week basis, (v) cleaning services (on a five-day a week basis except for Building Holidays) after Business Hours in accordance with Exhibit E attached hereto and made a part hereof, (vi) reasonably adequate heat and air conditioning in season during Business Hours except for Building Holidays, (vii) landscaping, (viii) parking facility maintenance, (ix) Common Facilities maintenance, (x) snow and ice removal, (xi) reasonable security and (xii) extermination as needed. Except as otherwise provided, the cost of the services provided by Landlord pursuant to this Section 12(c) shall be included as part of Operating Expenses. Any additional overtime services requested by Tenant which are not provided to all the tenants of the Building shall be paid by Tenant thirty (30) days after invoices, together with reasonable backup therefor as Additional Rent but shall not be included as part of Operating Expenses.

d.        Landlord shall not be liable for any damages to or incurred by Tenant (and Tenant’s property located in the Premises) resulting from the quality, quantity, failure, unavailability or disruption of any services beyond the reasonable control of Landlord and the same shall not constitute a termination of this Lease or an actual or constructive eviction or entitle Tenant to an abatement of rent. Landlord shall not be responsible for providing any services not specifically provided for in this Lease. Notwithstanding the above if Tenant is not able to use the Premises for the conduct of its normal business due to a service interruption or due to some other cause which is the result of Landlord’s failure to perform its material obligations hereunder (other than those obligations which are the subject of the Work Letter) and in fact ceases such conduct of its normal business and such interruption or failure, if applicable, is within the reasonable control of Landlord and continues for more than three (3) consecutive business days, then Tenant shall be entitled to an abatement of Fixed Basic Rent and Operating Expenses and Real Estate Taxes from the date of such interruption until such service is restored.

e.        Tenant and Tenant’s employees shall have the right to use the professionally operated fitness center located in the Building at the then current monthly membership rates as same may change from time to time.

f.        Building amenities as of the Commencement Date shall include a full service deli, complimentary WIFI access, concierge services, manned and electronic security and onsite engineering and maintenance staff. Landlord reserves the right from time to time to change, modify, increase or decrease the Building amenities in its discretion.

g.        Tenant shall have the right without charge to install and use and operate two (2) satellite dishes and/or antennae and communications equipment necessary or reasonably desirable to

Tenant in connection with Tenant’s business and operations and not for resale to or use by others (collectively, the “Equipment”), including the right to interconnect the Equipment with Tenant’s other equipment located in the Premises. All Equipment will be installed in a mutually agreeable location on the roof of the Building. Such installation may penetrate the roof membrane provided Tenant utilizes a roofing contractor which is authorized to make roof penetrations without violating or invalidating Landlord’s roof warranty, if any, to perform such penetrations. In addition, if Tenant is not the sole tenant of the Building, and such Equipment is installed by Tenant after communications equipment has already been installed upon the roof of the Building by a different Building tenant, Tenant shall be required to ensure that such Equipment does not interfere with the prior equipment installed by other tenants of the Building installed at the time of such installation. Tenant shall be solely responsible for the costs of installation, operation, and maintenance of the Equipment. Tenant shall operate the Equipment in accordance with all federal, state and local regulations. In addition, Tenant shall be responsible for obtaining any consents, permits and licenses required to install and operate the Equipment whether from municipal authorities, and Landlord agrees to cooperate with Tenant to accomplish the same at no cost to Landlord. Tenant agrees, at its sole cost and expense, to perform all installations and shall remove the Equipment at the end of the Term and repair and restore any damage caused thereby, and in doing so, shall utilize a contractor or subcontractor which is authorized by the manufacturer which issued the roof warranty for the Building to perform roof penetrations and Equipment installations and removal on the roof without invalidating the existing roof warranty for the Building.

13.      Governmental Regulations.  Landlord represents, warrants and covenants that as of the Commencement Date, the Property and the Common Facilities shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board or officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions (collectively, “Laws”). During the Term, Landlord shall comply with all Laws relating to the Property, Building and Premises, except to the extent such compliance relates to Tenant’s use and occupancy of the Premises. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the Laws referred to in this Section. Tenant, upon having actual notice, shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises or any portion of the Premises.

14.      Alterations, Additions and Fixtures.

  a.        Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component or operating system of the Building or Premises or violates or will cause any portion of the Premises or the Building to violate any of the Sustainability Standards or otherwise negatively impact Building Certification and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused by installation or removal. During the installation of any trade fixtures, alterations, improvements or additions to the Premises or Property whether prior to or during the Term, Tenant shall make commercially reasonable efforts to comply with the Sustainability Standards for Alterations and Construction Activities in Exhibit J.

  b.        Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property which cost in excess of $25,000 in the aggregate during any twelve (12) month period, without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with the Sustainability Standards, Building Certification impacts, and reasonable requirements of Landlord as provided in this Lease. If Landlord consents to any proposed alterations, improvements or additions, then Tenant at Tenant’s sole cost and expense, may make the proposed alterations, improvements and additions in accordance with the approved plans and specifications provided that: (i) Tenant supplies any necessary permits and approvals; (ii) such alterations and improvements do not, in Landlord’s reasonable judgment, impair the structural strength of the Building, impair Building Certification, or any other improvements or reduce the value of the Property and are at least equal in quality to the tenant improvements installed as part of the Premises Work; (iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 15 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic’s, laborer’s or materialman’s lien upon the Premises or the Property; (iv) Tenant uses a contractor approved by Landlord such approval not to be unreasonably withheld, conditioned or delayed so long as such contractor shall not disturb labor relations with or interfere with Landlord’s employees, agents, contractors or subcontractors; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not unreasonably disturbed by such work; (vi) the alterations, improvements or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule approved by Landlord such approval not to be unreasonably withheld, conditioned or delayed; and (vii) Tenant provides insurance of the types and coverage amounts reasonably required by Landlord. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless, upon the termination of this Lease, Landlord instructs Tenant in writing to remove the same in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Property or the Premises caused by the installation or removal. Notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval to any proposed alterations, additions or improvements to the Premises in its absolute and sole discretion with respect to any such alteration, addition or improvement which Landlord determines involves any modification to the Building’s exterior or its structural, electrical, mechanical or plumbing systems, or any components thereof.

15.      Mechanic’s Liens.

  a.        Tenant covenants that it shall not (and has no authority to) create or allow to remain beyond the time period set forth in Section 15(c) herein any encumbrance against the Premises, the Property, or any part of any thereof or of Landlord’s interest therein.

  b.        Tenant covenants that it shall not suffer or permit to be created, or to remain beyond the time period set forth in Section 15(c) herein, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant, other than such furnished by Landlord) which is or may become a lien upon the Premises, the Property, or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.

  c.        If any lien or claim shall be filed, Tenant shall within ten (10) days after receipt of written notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection therewith, together with Interest from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within fifteen (15) days of demand.

  d.        Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Property or any part of any thereof.

16.      Negative Covenants of Tenant.

  a.        System Changes. Supplementing the provisions of Section 14 above, Tenant shall not install any equipment of any kind or nature whatsoever which would or could, in Landlord’s reasonable judgment, necessitate any change, replacement or addition to (or which might cause damage to) the plumbing, heating, air-conditioning or electrical systems serving the Premises or any other portion of the Building without the prior written consent of Landlord. In the event such consent is granted, all costs in connection with such changes, replacements or additions shall be paid for by Tenant in advance and any such work shall be performed in a manner so as not to violate the Sustainability Standards.

  b.        Sales. Without the prior written consent of Landlord, Tenant shall not exhibit, sell or offer for sale (or permit the exhibition, sale or offering for sale) in the Premises, or at the Property, any article or thing except those articles and things connected with the Permitted Use of the Premises by Tenant.

  c.        Prohibited Uses. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property or which may invalidate or increase the premium cost of any policy of insurance carried on the Property or covering its operation or which will suffer or permit the Premises or any part thereof to be used in any manner or which would permit anything to be brought into or kept therein which, in the judgment of Landlord, would in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building or which would impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Building or which could threaten the safety of the Building or any of its occupants.

d.        Signs. Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Premises or the Property any sign, notice, legend, direction, figure or advertisement, except a suite sign adjacent to the Premises door and on the directory board of the Building and then only such name(s) and matter, and in such color, size, style, place and materials, consistent with the Building standards and as shall first have been approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall provide, at Landlord’s sole cost and expense, Building standard signage at the Premises entrance and on the Building lobby directory. The listing by Landlord of any name other than that of Tenant, whether on the doors of the Premises, on the directory of the Building or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Section 24 hereof.

e.        Advertising. Without Landlord’s prior written consent in each instance, which shall not be unreasonably withheld, conditioned or delayed Tenant shall not: (1) advertise the business, profession or activities of Tenant conducted at the Premises in any manner which violates the letter of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities; or (2) use the name of the Building for any purpose other than that of the business address of Tenant; or (3) use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence; or (4) advertise or otherwise notify third parties that the Premises or any part thereof are available for lease or sublease.

f.        Locks. Locks or similar devices may only be attached to or removed from any door or window in the Premises with Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

g.        Hazardous Substances.

i.        Tenant represents, warrants and covenants that (1) the Premises shall not be used by Tenant, its employees, licensees, agents, sublessees, or contractors (collectively, “Tenant Parties”) for any dangerous or noxious trade or business and that Tenant Parties will not cause or maintain a nuisance there, (2) Tenant Parties shall not bring, generate, treat, store or dispose of Hazardous Substances (as hereinafter defined) at the Premises, (3) Tenant Parties shall at all times comply with all applicable Environmental Laws (as hereinafter defined), and (4) Tenant shall keep the Premises free of any lien imposed pursuant to any Environmental Laws by reason of Tenant’s breach of any of the foregoing warranties and covenants. “Premises” for purposes of this Section 16(g) shall include the Building and the Property including parking areas. Notwithstanding the foregoing, (A) Tenant shall be entitled to use normal cleaning fluid, copy fluids and other normal office products in the Premises, provided that the same are all properly contained, stored, in the event of a spill or seepage, properly cleaned up and properly disposed of when fully utilized and in all cases are permitted by and used in conformity with the Sustainability Standards, and (B) Tenant shall not be responsible for de minimus leakage of oil or other automobile fluids by the vehicles used by its employees, agents or contractors driving through the Property and parking in the parking areas.

ii.        Tenant warrants that it shall promptly deliver to Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning Tenant’s operations upon the Premises, (ii) copies of any documents submitted by Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings and registration forms, and (iii) upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance with Environmental Laws.

iii.        At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Environmental Defaults (defined below).

iv.        An “Environmental Default” shall mean the occurrence of any one or more of the following: (1) a breach of Tenant’s representation, warranty and covenant contained in Section 16(g)(i), above, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises by any Tenant Parties (except as permitted per Section 16(g)(i)(B) above), or (3) the discovery of an environmental condition (emergency or otherwise) requiring response which violation, release, or condition is caused by the acts or omissions of any Tenant Parties, or (4) Tenant conducts or commissions a study or other investigation concerning the environmental conditions in or of the Premises, including compliance thereof with applicable Environmental Laws, without Landlord’s prior written consent Upon occurrence of an Environmental Default, Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the violation, release, or environmental condition, or if Landlord deems it necessary, then Landlord may perform, at Tenant’s expense, any lawful actions necessary to address the violation, release, or environmental condition.

v.        Tenant shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord and Landlord’s affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expense of any kind or nature, known or unknown, contingent or otherwise, which arise at any time during or after the Term (including, but not limited to, reasonable attorneys’, consultant, laboratory and expert fees and including without limitation, diminution in the value of the Building or Property, damages for the loss or restriction on use of rentable space or of any amenity of the Building or Property and damages arising from any adverse impact on marketing of space in the Building), arising from or related to the occurrence of one or more Environmental Defaults during the Term; provided, however, that Tenant shall not be responsible for any conditions pre-existing its tenancy in the Premises and not caused by any Tenant Party.

vi.        Landlord has delivered to Tenant that certain Phase I Environmental Site Assessment dated March 30, 2001 with respect to the Property. Landlord shall indemnify, defend and hold Tenant and Tenant’s affiliates, members, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expense of any kind or nature (including without limitation reasonable attorney’s fees and court costs), known or unknown, contingent or otherwise which arise out of the acts or omissions of Landlord, its agents, employees and contractors at the Property.

vii.        Definitions.

(1)  “Hazardous Substances” means, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a “hazardous substance”, “Hazardous Material”, “hazardous waste,” “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

(2)  “Environmental Laws” collectively means and includes all present and future laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. §601, et seq., the Resource Conservation and Recovery Act of 1976,42 U.S.C. §901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §51, et seq., the Clean Air Act, 33 U.S.C. §401, et seq., the Clean Air Act, 42 U.S.C. §41, et seq., the Toxic Substances Control Act, 15 U.S.C. §601-2629, the Safe Drinking Water Act, 42 U.S.C. §300f-300j, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §101, et seq., and any so-called “Super Fund” or “Super Lien” law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

viii.       The provisions of this Section 16(g) shall survive any termination of this Lease or the expiration of the Term.

h.        Floor Load. Tenant shall not place or permit to be placed upon any floor of the Premises any item of any nature the weight of which shall exceed such floor’s rated floor load limit unless additional floor loads are approved in writing by Landlord in advance. Landlord represents and warrants to Tenant that the floor load of the Premises is 100 pounds per square foot live load.

i.        Sustainability Standards. Tenant shall not take or cause or permit to be taken any action that would violate the Sustainability Standards or cause the Premises or the Building to violate the Sustainability Standards.

17.       Landlord’s Right of Entry.

a.        Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times, with prior reasonable notice to Tenant, for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein, including any work necessary to obtain or maintain Building Certification and/or maintain the Sustainability Standards. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant or materially interfere with the operation of Tenant’s business, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

b.        Landlord shall have the right at all reasonable times, with prior reasonable notice to Tenant, to enter and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last nine (9) months of the Term, to enter upon and to exhibit the Premises to any prospective tenant.

c.        If during the last six (6) months of the Term, the Premises are vacated or abandoned by Tenant, Landlord shall be permitted to show the Premises at any time and to prepare the Premises for re-occupancy, including the demolition, alteration and reconstruction of tenant improvements therein provided, however, nothing herein shall relieve Tenant of its obligation to pay Rent in accordance with the terms of this Lease.

d.        Tenant shall use its commercially reasonable efforts to respond and to cause Tenant’s employees and any other occupants of the Premises to respond to any reasonable request for information from Landlord related to Building Certification or the Sustainability Standards.

18.       Damage by Fire or Other Casualty.

a.        If the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord’s present or future mortgagee and to the conditions set forth in this Section 18, repair, rebuild or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies. Notwithstanding the foregoing, if the Premises is destroyed or damaged to the extent that in Landlord’s sole judgment the Premises cannot be repaired or restored within one hundred eighty (180) days after such casually as determined by Landlord (such determination being promptly provided to Tenant in writing), either Landlord or Tenant may terminate this Lease by written notice of its election to do so to the other party within thirty (30) days after the date of Landlord’s determination of the time to restore. If the Lease is so terminated, the termination will be effective as of the date of the casualty and all Fixed Basic Rent and Additional Rent shall abate from such date, and any Fixed Basic Rent or Additional Rent paid for any period beyond such date and all other charges as to such Premises shall be refunded to Tenant.

b.        If this Lease is not terminated as provided in subsection (a), the repair, rebuilding or replacement work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control; provided, if Landlord does not restore the Premises and the Building within ninety (90) days following the date Landlord advised Tenant that the restoration would be substantially complete, Tenant may terminate this Lease without incurring any liability to Landlord subsequent to the casualty, provided (i) Tenant gives Landlord not less than thirty (30) days’ prior written notice, and (ii) Landlord does not complete the restoration during such thirty (30) day period.

c.        The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Notwithstanding anything to the contrary in this Lease, if in Landlord’s sole opinion the net amount of insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant specifying a termination date no less than ten (10) days after its transmission; provided, however, that Tenant may require Landlord, except during the last two (2) years of the Term, to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord’s notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Property.

d.        Notwithstanding the foregoing, Landlord’s obligation or election to restore the Premises under this Section or to terminate this Lease shall be subject to the terms of any present or future mortgage affecting the Premises and to the mortgagee’s consent if required in the mortgage and shall not, in any event, include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

e.        Until the repairs and/or rebuilding shall have been completed, Tenant’s Fixed Basic Rent and Additional Rent will be proportionately abated based on the rentable square footage of the portion of the Premises that is rendered untenantable by reason of the fire or other casualty as compared to the rentable square footage of the entire Premises.

19.       Non-Abatement of Rent.  Except as otherwise expressly set forth in this Lease, there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable under this Lease for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation or any default by Landlord under this Lease.

20.   Indemnification. Except to the extent such loss, costs or damages were caused by the negligence or willful misconduct of Landlord or Tenant, as applicable, or their respective employees, agents or contractors, Landlord and Tenant hereby agree to indemnify, defend and hold the other party and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney’s fees and costs) suffered by the other party, its agents, employees or contractors, as a result of any claim by a third party, its agents, employees or contractors arising from Landlord’s or Tenant’s respective use or occupancy of the Premises, the Building or the Property. The indemnifying party shall have the right to designate counsel acceptable to the indemnified party, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and the indemnified party. The indemnifying party shall not have the right to settle any claim without the consent of the indemnified party. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

21.   Eminent Domain.

a.        Total or Partial Taking. In the event of exercise of the power of eminent domain whereby:

i.        such portion of the Property is taken that access to the Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within thirty (30) days following such taking; or

ii.       all or substantially all of the Premises or the Property is taken; or

iii.      less than substantially all of the Property is taken but Landlord, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion of the Building as a first-class office building; or

iv.      less than substantially all of the Premises is taken, but Tenant, acting in good faith, determines that because of such taking it is economically unfeasible to continue to conduct its business in the uncondemned portion of the Premises;

then in the case of (i) or (ii), either party, and in the case of (iii), Landlord, and in the case of (iv), Tenant, shall have the right to terminate this Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all Fixed Basic Rent, Additional Rent and other charges shall be adjusted to the date of termination and any Fixed Basic Rent or Additional Rent paid for any period beyond such date and all other charges as to such Premises shall be refunded to Tenant. A “taking” as such term, is used in this Section 21 shall include a transfer of title or of any interest in the Property by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

b.        Temporary Taking. Notwithstanding anything hereinabove provided, in the event of a taking of only the right to or for possession of the Premises for a fixed period of time or for the duration of an emergency or other temporary condition, then this Lease shall continue in full force and effect without any abatement of Fixed Basic Rent or Additional Rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemnor to Landlord and credited against Tenant’s installments of Fixed Basic Rent and/or Additional Rent as set forth herein. If the amounts payable hereunder by the condemnor are paid in monthly installments, Landlord shall apply the amount of such installments, or as much thereof as may be necessary for the purpose, toward the amount of Fixed Basic Rent and/or Additional Rent due from Tenant for the period, and Tenant shall not be liable to Landlord for any deficiency between the monthly amount thus paid by the condemnor and the amount that would have been due from Tenant under the Lease had the temporary taking not occurred. The above notwithstanding, if any such temporary taking shall continue for a period in excess of ninety (90) days, Tenant shall have the right to terminate this Lease upon ten (10) days’ written notice to Landlord.

c.        Tenant’s Waiver. Regardless of whether this Lease shall terminate, Tenant shall have no right to participate or share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving payment for Tenant’s relocation and moving expenses and the value of Tenant’s improvements as may be permitted under applicable law so long as the amount of same does not reduce the award which Landlord is entitled to receive.

22.   Quiet Enjoyment; Landlord Default. Tenant, upon paying the Fixed Basic Rent, Additional Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, including applicable cure periods, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease, matters of public record and any mortgage to which this Lease shall be subordinate.

23.   Rules and Regulations. Landlord hereby reserves the right to prescribe, from time to time, at its sole discretion, reasonable rules and regulations (herein called the “Rules and Regulations”) governing the use and enjoyment of the Premises and the remainder of the Property and the current Rules and Regulations are attached hereto as Exhibit F. The Rules and Regulations shall not materially interfere with Tenant’s use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use and shall not increase or modify Tenant’s monetary obligations under this Lease. In the event of a conflict between the Lease and such Rules and Regulations, the Lease shall control. Tenant and its agents and employees shall comply at all times with the Rules and Regulations and shall take commercially reasonable efforts to cause its invitees, visitors, and guests to do so. Landlord shall not be responsible to Tenant for non-observance or violation of any of the Rules and Regulations by any tenant of the Building, but shall enforce such Rules and Regulations in a uniform manner.

24.   Assignment and Sublease.

a.        In the event Tenant desires to assign this Lease or sublease all or part of the Premises to any other party (except for any transfer or assignment that occurs as a result of Section 24(c) herein), Tenant shall provide written notice of the terms and conditions of such assignment or Sublease to Landlord prior to the effective date of any such sublease or assignment (a “Tenant Request”), and, prior to such effective date, Landlord shall have the option, exercisable by written notice to

Tenant within ten (10) business days of Landlord’s receipt of written notice from Tenant (a “Recapture Notice”), to terminate this Lease with respect to the portion of the Premises which is the subject of the Tenant Request on notice to Tenant. If Landlord gives a Recapture Notice, Tenant shall have five (5) calendar days from receipt of such Recapture Notice to rescind, in writing, the Tenant’s Request and, upon such rescission, both the Recapture Notice and Tenant’s Request shall be deemed withdrawn, null and void. If Tenant’s Request is not so rescinded within the permitted time period, then this Lease shall terminate (in whole if Tenant’s Request is for an assignment of the Lease or subleasing of all or substantially all of the Premises, or with respect to that part of the Premises which is the subject of a subletting if Tenant’s Request is for a subletting of less than substantially all of the Premises) (that portion, whether the whole or a part, of the Premises which is the subject of Tenant’s Request is hereinafter referred to as the “Recapture Space”) on the date which is specified in Landlord’s Recapture Notice (the “Surrender Date”). Tenant shall vacate the Recapture Space on or before the Surrender Date and deliver possession of the Recapture Space to Landlord in the condition required by this Lease. Effective as of the Surrender Date, neither Landlord nor Tenant shall have any further obligations under this Lease with respect to the Recapture Space, except for those rights and obligations which survive expiration or termination of the Lease. Effective as of the Surrender Date, all Fixed Basic Rent and Additional Rent shall be adjusted on a pro rata basis to reflect the reduced size of the Premises, if applicable.

b.        In the event that Landlord elects not to recapture the Recapture Space as provided in Section 24(a) above, Tenant may assign this Lease or sublet the whole or any portion of the Premises, subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, on the basis of the following terms and conditions:

i.        Tenant shall provide to Landlord the following:

(1) The name and address of the proposed assignee or subtenant;

(2) All the terms and conditions of the assignment or subletting;

(3) The nature and character of the business of the proposed assignee or subtenant;

(4) Banking, financial and other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the proposed assignee’s or sublessee’s financial responsibility; and

(5) In the event of a subleasing of only a portion of the Premises, plans and specifications for Tenant’s layout, partitioning, and electrical installations for the portion of the Premises to be subleased.

(6) Tenant acknowledges that it shall not be unreasonable for Landlord to withhold its consent if Tenant shall seek to assign or sublet to the following:

(7) To a government or quasi-government agency;

(8) To an entity whose financial or business character is not consistent with the other tenants in the Building;

(9) To an existing tenant of the Building, and such tenant has expansion options in its lease for space in the Building; and

(10)          To a tenant or prospect with whom Landlord currently is negotiating for space in the Building.

ii.         The assignee or subtenant shall assume, by written instrument, all of the obligations of Tenant as provided by this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution, provided, however, any such subtenants shall only be obligated to assume Tenant’s obligations arising under this Lease with respect to the portion of the Premises sublet. Any sublease shall expressly acknowledge that said subtenant’s rights in and to the Premises shall be no greater than those of Tenant. In addition, any request by Tenant for Landlord’s consent to an assignment or sublease shall not include any option or right of expansion, renewal, first refusal, or any other right or option with respect to the Premises, any other portion of the Building or for any period of time beyond the original Term, Tenant hereby acknowledging that such rights and options, if any, are personal to Tenant.

iii.        Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term, as the same may be renewed, extended or otherwise modified.

iv.        Tenant and any assignee or subtenant, as applicable, shall promptly pay to Landlord fifty percent (50%) of the difference between the rent paid by such subtenant or assignee on a monthly basis and the amount of rent due for such month pursuant to this Lease.

v.         In any event, the acceptance by Landlord of any rent from the assignee or from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Tenant herein, nor any assignee or subtenant, from any and all of the obligations to be performed by it in accordance herewith during and for the entire Term.

vi.        Tenant shall pay to Landlord the sum of One Thousand Five Hundred Dollars ($1,500.00) to cover its handling charges for each consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.

c.        If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 24(b) hereof shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership, limited liability company or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership, limited liability company or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership or member interests) which results in a change of control of such a partnership, limited liability company or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership, limited liability company or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant’s assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

d.        Without limiting any of the provisions of this Section 24, if pursuant to the Federal Bankruptcy Code (herein referred to as the “Code”), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of three month’s Fixed Basic Rent plus an amount equal to the Additional Rent for the final three months of the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for any security deposit required hereunder.

e.        Except as specifically set forth above, no portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

25.   Intentionally Omitted.

26.   Subordination. This Lease and Tenant’s rights under this Lease shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver within ten (10) days upon demand a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit I (“SNDA”) and any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or

Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Landlord represents and warrants to Tenant that there are no ground leases or mortgages affecting the Property or the Premises except for the mortgage of Bank of America, N.A. (“Mortgage Lender”). Simultaneously with the execution of this Lease, Landlord and Tenant shall execute the SNDA and Landlord shall use reasonable efforts and shall diligently pursue obtaining the Mortgage Lender’s signature to the SNDA; the form of the SNDA being previously approved by the Mortgage Lender.

27.   Curing Tenant’s Defaults. If Tenant defaults in the performance of any of its obligations under this Lease and fails to cure same with any applicable cure period, Landlord may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant after providing at least ten (10) days’ written notice (except in the case of emergency) to Tenant; provided, if the nature of Tenant’s failure is such that more than ten (10) days are reasonably required in order to cure, Tenant shall not be in default if Tenant commences to cure such failure within such ten (10) day period, and thereafter diligently works to cure such failure to completion. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, which sums and costs together with interest thereon shall be deemed Additional Rent payable within fifteen (15) days of demand.

28.   Surrender.

a.        At the expiration of the Term or earlier termination of this Lease, Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear and damage by fire or other casualty excepted.

b.        If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof without prior written consent of Landlord, (i) the tenancy under this Lease shall become a tenancy from month-to-month, terminable by Landlord or Tenant on thirty (30) days prior notice to the other party, under the same terms and conditions set forth in this Lease; (ii) the Fixed Basic Rent during such continued occupancy shall be one hundred fifty percent (150%) of the Fixed Basic Rent for the last year of the Term; and (iii) Tenant shall indemnify Landlord for any actual and documented loss or damage incurred by reason of Tenant’s failure to surrender the Premises. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute an Event of Default under this Lease and shall be subject to all the remedies set forth in Section 29(b) of this Lease.

29.   Defaults-Remedies.

a.        Defaults. It shall be an Event of Default under this Lease if any one or more of the following events occurs (each, an “Event of Default”):

i.        Tenant fails to pay in full, within five (5) days after the date when due, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent; provided, however, that Tenant shall have the right to written notice of such failure limited to a maximum of two (2) times during each calendar year of the term of this Lease.

ii.       Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition contained in this Lease for more than thirty (30) days after receipt of written notice thereof from Landlord specifically describing such violation or failure and such additional time as reasonably necessary to cure if Tenant has commenced to cure within such thirty (30) day period.

iii.      Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver or similar official for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an Event of Default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

b.        Remedies. Upon the occurrence of an Event of Default under this Lease, Landlord shall have all of the following rights:

i.        Landlord may charge a late payment charge in accordance with Section 9. If Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord’s imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

ii.       Landlord shall be entitled to damages computed in accordance with Section 29(c) below.

iii.      Subject to compliance with applicable law, Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by self help or by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this Lease or make such alterations and repairs as may be necessary, as reasonably determined by Landlord, in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any reasonable costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

iv.      Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

v.       CONFESSION OF JUDGMENT FOR POSSESSION. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR UPON THE EXPIRATION OR TERMINATION OF THE TERM OF THIS LEASE, AND UPON AT LEAST TEN (10) DAYS’ WRITTEN NOTICE TO TENANT OF LANDLORD’S INTENTION TO EXERCISE THE RIGHTS SET FORTH IN THIS SECTION 29(B)(V), FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT AND UPON AT LEAST TEN (10) DAYS’ WRITTEN NOTICE TO TENANT OF LANDLORD’S INTENTION TO

EXERCISE THE RIGHTS SET FORTH IN THIS SECTION 29(B)(V)TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR MINIMUM RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

c.       Damages.

i.        Without Termination. If Landlord shall not elect to terminate this Lease pursuant to Section 29(b)(iv) above, notwithstanding reentry upon the Premises by Landlord and in addition to and without limiting Landlord’s right to other damages upon the occurrence of an Event of Default, Tenant shall be and remain liable to Landlord in an amount computed as follows (the “Accelerated Rent Component”): (a) an amount equal to the sum of all Rent then in arrears plus the aggregate of all Rent which is payable under this Lease for the balance of the Term, computed as if no Event of Default had occurred and any reentry had not been made (including, without limitation, Tenant’s Proportionate Share of Real Estate Taxes and Operating Expenses which would be owing for the remainder of the Term, as reasonably estimated by Landlord), discounted to present value on the date of payment using the rate of Interest; plus (b) all reasonable costs and expenses incurred by Landlord in connection with the Event of Default and any reletting of the Premises, including, without limitation, (i) reasonable costs of reentry, repair and renovation, (ii) the value of all inducements granted or paid to new tenants of the Premises in connection with reletting including, without limitation, construction allowances and the value of rent-free periods, (iii) brokers’ commissions and advertising expenses, (iv) watchman’s wages and any sheriffs, marshall’s, constable’s or other officials’ commissions, whether chargeable to Landlord or Tenant, and (v) reasonable attorneys’ fees, costs and expenses; plus (c) Interest accrued on the aggregate of the aforesaid sums from the date each was payable (or, with respect to sums owing under clause (b) from the date each was incurred by Landlord) until paid by Tenant (whether before or after judgment); which sum shall be credited with (d) all rentals actually received by Landlord during the remainder of the Term from any replacement tenant to which the Premises are relet.

ii.       With Termination. If Landlord shall elect to terminate this Lease notwithstanding reentry upon the Premises by Landlord upon the occurrence of an Event of Default Tenant shall be and remain liable to Landlord in an amount computed as follows: (a) an amount equal to the sum of all Rent then in arrears plus the aggregate of all Rent which is payable under this Lease for the balance of the Term, computed as if no Event of Default had occurred and any reentry had not been made (including, without limitation, Tenant’s Proportionate Share of Real Estate Taxes and Operating Expenses which would be owing for the remainder of the Term, as reasonably estimated by Landlord), discounted to present value on the date of payment using the rate of Interest; plus (b) all reasonable costs and expenses incurred by Landlord in connection with the Event of Default and any reletting of the Premises, including, without limitation, (i) reasonable costs of reentry, repair and renovation, (ii) the value of all inducements granted or paid to new tenants of the Premises in connection with reletting including, without limitation, construction allowances and the value of rent-free periods, (iii) brokers’ commissions and advertising expenses, (iv) watchman’s wages and any sheriffs, marshall’s, constable’s or other officials’ commissions, whether chargeable to Landlord or Tenant, and (v) reasonable attorneys’ fees, costs and expenses; plus (c) Interest accrued on the aggregate of the aforesaid sums from the date each was payable (or, with respect to sums owing under clause (b) from the date each was incurred by Landlord) until paid by Tenant (whether before or after judgment) against which sum Tenant shall be credited with (d) the value of the fair rental value of the Premises.

d.        Waiver of Jury Trial; Attorneys Fees. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION ARISING HEREUNDER, THE ATTORNEYS’ FEES AND COSTS OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

e.        Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Landlord shall have a duty to mitigate its damages in the event of Tenant’s default under this Lease.

30.   Brokers’ Commission. Landlord and Tenant represent and warrant to each other that the Brokers (as defined in the Preamble) are the sole brokers with whom Landlord and Tenant have negotiated in bringing about this Lease and Landlord and Tenant agree to indemnify and hold each other harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. In no event shall Landlord’s mortgagee(s) have any obligation to any broker involved in this transaction.

31.   Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

If to Tenant:

Prior to the Commencement Date:

Financial Transaction Services, LLC

380 Southpointe Boulevard

Plaza 2, Suite 200

Canonsburg, PA 15317

Attention: Chief Executive Officer

After the Commencement Date

At the Premises

Attention: Chief Executive Officer

with a copy to:

Blaine A. Lamperski, Esquire

Cohen & Grigsby, P.C.

625 Liberty Avenue

Pittsburgh, PA 15222-3152

If to Landlord:

Continental Square Associates, L.P.

c/o BPG Properties, Ltd.

Attention: Stephen Spaeder

770 Township Line Road

Suite 150

Yardley, PA 19067

with a copy to:

Matthew J. Swett, Esquire

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. All notices shall be effective upon receipt or rejection of receipt by the addressee. Notices from Landlord may be given by Landlord or by Landlord’s agent or attorney.

32.    Inability to Perform. If Landlord or Tenant are delayed or prevented from performing any of their respective obligations under this Lease by reason of strike, labor troubles, acts of war, terrorism, bioterrorism or any cause whatsoever beyond Landlord’s or Tenant’s reasonable control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord or Tenant, as applicable.

33.    Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term, whether by lapse of time or otherwise, shall not relieve Landlord or Tenant from its respective obligations accruing prior to the expiration of the Term (including, without limitation, any indemnity obligations).

34.    Corporate Tenants. The person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: Tenant is a duly formed limited liability company qualified to do business in the state in which the Property is located; Tenant will remain qualified to do business in said state throughout the Term and any renewals thereof; and such persons are duly authorized by such limited liability company to execute and deliver this Lease on behalf of the limited liability company. Tenant hereby represents and warrants to Landlord that Tenant’s most recent financial statements delivered to Landlord in connection with the execution of this Lease are true in all material respects and no material adverse changes have occurred with respect thereto.

35.    Waiver of Invalidity of Lease. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

36.    Letter of Credit. At the time of Tenant’s execution of this Lease, Tenant shall deposit the Letter of Credit with Landlord. Landlord shall hold the Letter of Credit as security for the full performance by Tenant of all terms, covenants and conditions of this Lease. Upon the occurrence of an Event of Default by Tenant involving the failure to pay money, Landlord may draw upon the Letter of Credit in the amount owed by Tenant. If at any time during the Term, Landlord draws against the Letter of Credit in whole or in part in order to cure an Event of Default, Tenant shall within five (5) business days after demand by Landlord tender to Landlord a replacement Letter of Credit in the full amount required hereunder. If the Term is then continuing, and Landlord has received notice from the banking institution issuing the Letter of Credit that the Letter of Credit will not be renewed, Tenant shall deliver to Landlord a replacement Letter of Credit no later than ten (10) days after Landlord’s receipt of such notice. If Tenant shall fail to timely deliver a replacement Letter of Credit as aforesaid, then Landlord shall be entitled to draw immediately under the Letter of Credit in Landlord’s possession, and shall hold the funds so drawn as a cash security deposit.

b.        Provided Tenant is not then in default or breach under this Lease and beginning on the first and each successive annual anniversary of the Commencement Date, Tenant shall have the right to decrease the amount of the Letter of Credit then held by Landlord by One Hundred Thousand Dollars ($100,000.00) on each such date; provided, however, in no event may the Letter of Credit be reduced to less than Fifty Thousand Dollars ($50,000.00) during the Term. In the event Tenant is then in default and Tenant subsequently cures the default prior to the expiration of the applicable cure period, the reduction in the amount of the Letter of Credit shall take place when the default is cured; provided, however, notwithstanding the foregoing to the contrary, if Tenant has been in default more than once during any calendar year prior to the scheduled date of reduction in the amount of the Letter of Credit, then Tenant shall not be entitled to the foregoing reduction in the amount of the Letter of Credit.

37.    Estoppel Certificate. Tenant shall from time to time, within ten (10) days after Landlord’s request or that of any mortgagee of Landlord, execute, acknowledge and deliver to Landlord a written instrument in recordable form, substantially in the form attached hereto as Exhibit G (the “Tenant Estoppel Certificate”).

38.    Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant (except as otherwise set forth below) and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

a.        To change the name or street address of the Building upon notice to Tenant;

b.        The exclusive right to use the name of the Building for all purposes, except that Tenant may use the name on its business address and for no other purpose;

c.        To install, affix and maintain any and all signs on the exterior and on the interior of the Building or the Property;

d.        To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of Common Facilities, all without affecting any of Tenant’s obligations hereunder, so long as Landlord provides prior notice to Tenant, the Premises are reasonably accessible and usable, Landlord does not unreasonably interfere with Tenant’s conduct of its business in the Premises;

e.        To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances as permitted under this Lease, keys to all doors within and into the Premises. Upon the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises;

f.        To designate and approve all window coverings used in the Building;

g.        To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times, in such manner and upon such reasonable terms as Landlord shall direct in writing;

h.        To regulate delivery of supplies and the usage of the loading docks, receiving areas and freight elevators;

i.        To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises Landlord does not unreasonably interfere with Tenant’s conduct of its business in the Premises;

j.        To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or on the Property, provided Landlord complies with the terms of this Lease;

k.        Upon notice to Tenant, to alter the layout, design and/or use of the Building in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained and Landlord complies with the terms of this Lease;

l.        The exclusive right to use or dispose of the use of the roof of the Building (except as otherwise set forth herein); and

m.      During the last six (6) months of the Term of this Lease, if during or prior to that time Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant’s obligation to pay Rent for the Premises and without unreasonably interfering with Tenant’s conduct of its business in the Premises.

39.   Miscellaneous.

a.        Irrevocable Offer and Required Approval. The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by both Landlord and Tenant.

b.        Non Waiver. The failure of either party hereto in any one or more instances to insist upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the right to insist upon such performance or exercise in the future, and such right shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

c.        Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Basic Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

d.        Entire Agreement. This Lease, together with the Exhibits referenced herein, constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises to the other except as expressly contained herein. This Lease supersedes all prior negotiations, request for proposals, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. No rights, easements or licenses are acquired in the Property or in any land adjacent thereto, by Tenant by implication or otherwise, except as expressly set forth in this Lease. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

e.        Intentionally Omitted.

f.        Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

g.        Choice of Law. This Lease has been executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county in which the Building is located. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each responsible party before the execution of this Lease.

h.        No Recordation. This Lease shall not be recorded in whole or in memorandum form by either party hereto without the prior written consent of the other.

i.        Receipt of Money. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for the possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord’s consent is required.

j.        No Joint Venture. This Lease shall create only the relationship of Landlord and Tenant between Landlord and Tenant and no estate shall pass out of Landlord. Nothing herein is intended to be construed as creating a joint venture or partnership relationship between the parties hereto.

k.        No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than the signatories hereto and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

l.        Exhibits. All exhibits referred to in this Lease are attached hereto and shall be deemed an integral part hereof.

m.      Captions. The captions included in this Lease, whether for sections, subsections, paragraphs, Table of Contents, Exhibits, or otherwise, are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof, and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

n.        Representations. Landlord has made no representation, agreement, condition, warranty, understanding, or promise, either oral or written, other than as set forth herein, with respect to the Lease, the Property, the Premises, or otherwise.

o.        Gender; Plural Terms; Persons. The masculine, feminine, or neuter pronoun shall each include the masculine, feminine, and neuter genders. A reference to person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity. All references (including pronouns) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

p.        Time. Time is of the essence of this Lease with respect to the performance by Tenant and Landlord of all of their respective obligations hereunder, including, without limitation, the obligations set forth in the Work Letter.

q.        Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

40.   OFAC. Tenant represents, warrants and covenants that neither Tenant nor any of its officers or directors (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the Foreign Terrorist Organization List and Terrorist Exclusion List maintained by the United States Department of State; (iv) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (v) is engaged in activities prohibited in the Orders; or (vi) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney’s fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant.

41.   Additional Definitions.

a.        “Date of this Lease” or “date of this Lease” shall mean the date of acceptance and execution of this Lease by Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

b.        “Landlord” as used in this Lease includes Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Property. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease, the Premises or the Property, and if Landlord is in breach or default with respect to Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant’s remedies.

c.        “Tenant” as used in this Lease includes Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

d.        “Mortgage” and “mortgage” as used in this Lease includes any lien or encumbrance on the Premises, the Building or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The words “mortgagee” and “Mortgagee” are used herein to include the holder of any mortgage, including any ground Landlord if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

e.        “Person” as used in this Lease includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

f.        “Rent” or “rent” as used in this Lease shall mean all Fixed Basic Rent and Additional Rent and any other rent or other sums due from Tenant under this Lease.

42.   Right of First Offer. Tenant shall have a right of first offer (“Right of Offer”) to lease any additional space on the sixth (6th) floor of the Building which becomes available during the first seven (7) Lease Years of the original Term of this Lease, subject to the existing rights of other tenants pursuant to leases dated before the date of this Lease (and subject to Landlord’s right to renew or extend leases for existing tenants beyond their final lease term), (“Additional Space”), provided however that Tenant shall have no Right of Offer with respect to any Additional Space while any Event of Default exists and is continuing under this Lease. Landlord agrees to retain the right of relocation in any future leases to any tenants of the sixth (6th) floor. Landlord shall provide notice (“Notice of Availability”) to Tenant that such Additional Space is available and the terms upon which Landlord is willing to lease such space to Tenant and Tenant shall have ten (10) business days in order to notify Landlord that it elects to exercise its rights hereunder and expand the Premises to include the Additional Space. If Tenant elects not to expand into such Additional Space or fails to accept or reject such Additional Space within the ten (10) business day period, then Landlord may proceed to lease such space to any third party. If Landlord elects to lease the Additional Space at a rental rate which is less than eighty five percent (85%) of the rate originally quoted to Tenant, Landlord shall first re-offer the Additional Space to Tenant at the new offering rate in accordance with the terms of this Section 42. If Tenant does not exercise its right to lease the Additional Space and Landlord leases the Additional Space to a third-party tenant, then Tenant’s Right of Offer with respect to the Additional Space shall be terminated. In any case, if Tenant accepts the Additional Space, the Additional Space shall be added to the Premises by amendment to this Lease. All of the terms and conditions of this Lease will apply to any Additional Space leased by Tenant provided, however the rate of Fixed Basic Rent with respect to the Additional Space shall be Market Rent determined as provided in Section 43 below, with Landlord’s initial determination of Rent to be set forth in Landlord’s Notice of Availability (adjusted if necessary to reflect changes in term, tenant improvement costs and inducements from that offered in Landlord’s Notice of Availability), provided, however that if Tenant exercises its Right of Offer with respect to any Additional Space during the first Lease Year of the Term, then the Fixed Basic Rent with respect to the Additional Space shall be at the then existing escalated rental rate for the Premises together with a prorated Improvement Allowance to account for the shorter term with respect to the Additional Space. Landlord will have no liability to Tenant if any tenant of the Additional Space wrongfully holds over. In the event such tenant wrongfully holds over, Landlord will diligently work in good faith to cause such tenant to vacate the Additional Space and no Rent for the Additional Space shall be due from Tenant during such wrongful holdover.

43.   Renewal Option. Tenant is hereby granted two (2) options (each a “Renewal Option”) to renew this Lease for a period of five (5) years each (each a “Renewal Term”) upon the following terms and conditions:

a.  Notice of the exercise of a Renewal Option shall be sent to the Landlord in writing at least nine (9) months before the expiration of the Term or in the case of the second Renewal Term, the first Renewal Term.

b.  The first Renewal Term shall commence at the expiration of the Term. The second Renewal Term shall commence at the expiration of the first Renewal Term. A failure to exercise the Renewal Option for the first Renewal Term shall be deemed a waiver of the right to exercise the Renewal Option for the second Renewal Term. All of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during each Renewal Term.

c.  If Tenant elects to exercise a Renewal Option to extend the term of this Lease in accordance with this Section 43, Fixed Basic Rent for the applicable Renewal Term shall be 95% of the fair market rent then being charged in first class office buildings in suburban Philadelphia which are comparable to the Building, taking into account the length of term, tenant improvements or other concessions, and all relevant factors (“Market Rent”). If Tenant elects to exercise a Renewal Option, then Landlord, within fifteen (15) days of such election shall advise Tenant of the Fixed Basic Rent it desires to charge. During the period (the “Analysis Period”) beginning on the date of Tenant’s receipt of Landlord’s determination of Fixed Basic Rent and ending thirty (30) days thereafter, Tenant shall have the right to consider the Fixed Basic Rent determined by Landlord and elect by written notice to Landlord one of the following three alternatives:

i.        determine not to proceed with such renewal;

ii.       accept Landlord’s determination of the Fixed Basic Rent, in which event Landlord’s determination shall be deemed to be Market Rent; or

iii.      elect to proceed with such renewal election and submit the determination of Fixed Basic Rent to binding arbitration as discussed below.

In the event Tenant elects to submit the determination of the rate of Fixed Basic Rent to binding arbitration then Tenant at Tenant’s sole cost and expense, shall employ the services of an appraiser familiar with office buildings located within the metropolitan Philadelphia, Pennsylvania area comparable to the Building, who shall be a member of MAI and who shall render an appraisal of Market Rent for the Premises. If the Landlord and the Tenant’s appraiser cannot agree on the Market Rent, Landlord shall employ the services of an appraiser familiar with office buildings located with the metropolitan Philadelphia, Pennsylvania area comparable to the Building who shall be a member of MAI and who shall render an appraisal of Market Rent for the Premises. If the two appraisers cannot agree on the Market Rent, or in such case, on an independent appraiser acceptable to both, either Landlord or Tenant may request the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building who shall render an appraisal of Market Rent for the Premises, and in such event the judgment of a majority of the three appraisers shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of Market Rent, Tenant shall pay the Landlord as of commencement of the applicable Renewal Term, the Fixed Basic Rent as established by Landlord, subject to retroactive adjustment upon final determination of this issue.

44.   TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY (TENANT INITIALS) AGREEING TO THE TERMS REGARDING CONFESSION OF JUDGMENT AS PROVIDED IN SECTION 29(b) ABOVE. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION OF THE PREMISES PURSUANT TO A JUDGMENT BY CONFESSION. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT/f HAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

/s/ Brian P. Shanahan
(TENANT INITIALS)

IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

Landlord:

Date Signed:	CONTINENTAL SQUARE ASSOCIATES, L.P., a Pennsylvania limited partnership

	By:	Continental Square, LLC, its general partner

By:
Name:
Title:

Tenant:

Date Signed:	FINANCIAL TRANSACTION SERVICES, LLC

	By:	/s/ Brian P. Shanahan
	Name:	Brian P. Shanahan
	Title:	CEO

EXHIBIT A

PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF PROPERTY

ALL THAT CERTAIN PARCEL OF LAND SITUATE in Upper Merion Township, Montgomery County, Pennsylvania, being shown on Final Land Development Plan of 1000 Continental Square prepared for Continental Square Associates, LP dated October 25, 2002 and last revised December 18, 2003 by Chester Valley Engineers, Inc., Paoli, Pennsylvania -and- as set forth on that certain ALTAJACS Land Title Survey also prepared by Chester Valley Engineers, Inc., dated June 30, 2006, last revised July 13, 2006, as Project No. 18042, and being more fully described as follows:

BEGINNING at the northwesterly corner thereof, a point in line of lands now or formerly of 1030 Continental Associates, said point of beginning being measured South 36 degrees 38 minutes 40 seconds East 52.00 feet from a point on the former title line of Route 202 (S.R. 0202); thence from the point of beginning, along the Required Right of Way Line for Limited Access of Route 202 (S.R. 0202), the following five (5) courses and distances: (1) North 75 degrees 04 minutes 29 seconds East a distance of 61.01 feet; (2) North 14 degrees 07 minutes 03 seconds West a distance of 8.10 feet; (3) North 75 degrees 52 minutes 57 seconds East a distance of 390.00 feet; (4) South 87 degrees 25 minutes 06 seconds East a distance of 52.20 feet; (5) North 75 degrees 52 minutes 57 seconds East a distance of 88.72 feet to a point in line of lands now or formerly of Liberty Property L.P.; thence along said lands, the following two (2) courses and distances: (1) leaving said Required Right of Way Line, South 36 degrees 37 minutes 40 seconds East a distance of 579.98 feet; (2) South 69 degrees 45 minutes 40 seconds West a distance of 519.75 feet to a point on the northeasterly Dedicated Right of Way Line of Continental Road (T-501); thence along said Right of Way Line, the following two (2) courses and distances: (1) North 38 degrees 14 minutes 28 seconds West a distance of 350.65 feet to a point of curvature; (2) along the arc of a circle curving to the left having a radius of 160.00 feet, an arc length of 40.10 feet, and a chord bearing North 45 degrees 25 minutes 19 seconds West a distance of 40.00 feet to a point on the Legal Right of Way Line of Continental Road; thence along said right of way line, the following three (3) courses and distances: (1) North 38 degrees 14 minutes 28 seconds West a distance of 41.56 feet; (2) along the arc of a circle curving to the left having a radius of 175.00 feet, an arc length of 44.77 feet, and a chord bearing North 73 degrees 13 minutes 51 seconds West a distance of 44.65 feet; (3) along the northern terminus of the Legal Right of Way Line of Continental Road and also along the line of lands now or formerly of 1030 Continental Associates, North 36 degrees 38 minutes 40 seconds West a distance of 197.25 feet to a point, the first mentioned point and place of beginning.

CONTAINING 7.408 acres of land, be the same, more or less.

EXHIBIT C

WORK LETTER

ATTACHED TO AND MADE PART OF

OFFICE SPACE LEASE BETWEEN

CONTINENTAL SQUARE ASSOCIATES, L.P., AS LANDLORD,

AND FINANCIAL TRANSACTION SERVICES, LLC, AS TENANT

As material inducement to Tenant to enter into the Lease, and in consideration of the covenants herein contained, Landlord and Tenant, intending to be legally bound, agree as follows:

1.        Lease: Defined Terms. The Lease is hereby incorporated by reference to the extent that the provisions of this Work Letter apply thereto. Terms not otherwise defined in this Work Letter shall have the meanings given to them in the Lease. The Base Building Work and the Premises Work, as those terms are defined below, are sometimes collectively referred to herein and in the Lease as “Landlord’s Work.”

2.        Base Building Work. Landlord has performed the Base Building Work described on Schedule 1.

3.        Premises Work. Landlord shall provide all labor, materials, and expertise necessary for the improvement of the Premises (the “Premises Work” and sometimes “Landlord’s Work”) in accordance with a space plan and a reflected ceiling plan prepared by Tenant’s designer, Richardson (collectively, the “Premises Fit Plan”) which Premises Plans shall be final and approved by Tenant on or before April 6, 2012. Tenant shall deliver on or before April 11, 2012 its approved furniture/power plan (the “Furniture Plan” and collectively with the Premises Fit Plan, the “Premises Plans”). The Premises Plans shall incorporate materials and methods equivalent or better in quality than the Minimum Standard Tenant Improvements (as set forth on Schedule 2). Landlord’s architect, d2 Solutions, requires the Premises Plans in final approved form in order to prepare the construction documents needed to construct the Premises Work.

4.        Schedule; Contract; Construction.

(a)      As soon as practicable after the full execution and delivery of the Lease, Landlord shall submit the Premises Work to bid to at least three (3) reputable contractors from the following list of contractors: MidAtlantic Construction Inc.; The Norwood Company; Axis Construction Management, LLC; Warfel Construction; Penntex Construction; and IMC Construction Inc. Landlord shall select the lowest qualified bidder and enter into a construction contract with such contractor (the “Construction Contract”) for the performance of the Premises Work. The total cost of the Premises Work shall include the cost of the Premises Plans, permit and inspection fees, and licenses relating to the Premises Work, the cost of the Construction Contract along with contractor’s overhead and general conditions and a development administration fee payable to Landlord or its affiliate equal to three and one-half percent (3 1⁄2%) of the cost of the foregoing (collectively, the “Premises Work Costs”).

(b)      Landlord shall perform, or cause to be performed, Premises Work in accordance with the Premises Plans. Landlord reserves the right, however: (i) to make substitutions of material of equivalent grade, quality and usefulness when and if any specified material shall not be readily and reasonably available, and (ii) to make reasonable changes necessitated by conditions met in the course of construction which shall not substantially deviate from the intended results of the Premises Plans. The Premises shall be deemed substantially completed (“Substantially Completed” or “Substantially Complete”) when Tenant is in receipt of a Certificate of Occupancy or Temporary Certificate of Occupancy (punchlist items excepted) for the Premises. The Target Commencement Date shall be extended for additional periods of time equal to the time lost by Landlord or Landlord’s contractors, subcontractors or suppliers due to the following: strikes or other labor troubles; Tenant Delay (as defined below); governmental restrictions and limitations; unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; the inability to obtain building or use and occupancy permits; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord’s contractors, subcontractors or suppliers.

(c)      Except as permitted by paragraph 4(b) above, changes in the Premises Work may be accomplished only by a Change Order (defined below). Tenant shall have the right to require changes in the Premises Work by making a written demand to Landlord describing the required change, but Landlord shall not perform any requested change unless a Change Order is issued with respect thereto. As used in this Work Letter, a “Change Order” shall mean a written instrument prepared by Landlord and signed by Landlord and Tenant stating their agreement upon all of the following: (i) the change in the Premises Work; (ii) the extent of the adjustment in the Premises Work Cost; and (iii) the extent of the adjustment in the Target Commencement Date, if any. Landlord shall act reasonably and diligently in preparing a Change Order following its receipt of Tenant’s demand therefor. Changes in the Premises Work Cost due to a Change Order shall be limited to (x) the actual net increase in the costs included in the definition of “Premises Work Costs,” including a three and one-half percent (3 1⁄2%) development administration fee but without any further mark-up by Landlord, plus (y) if the Change Order results in an extension of the scheduled Commencement Date, a sum equal to the per diem Fixed Basic Rent that would have otherwise been paid by Tenant for the period by which the Commencement Date is delayed due to such Change Order, as agreed by Landlord and Tenant in such Change Order.

(d)      Approximately three (3) business days prior to the date when Landlord anticipates the Premises Work will be Substantially Completed, Landlord and Tenant shall inspect the Building and the Premises. Upon completion of the inspection, unless Tenant shall notify Landlord in writing regarding any observed deficiencies in the Premises Work that go beyond punch list items, which notice shall be delivered to Landlord, if at all, within three (3) business days next following Tenant’s inspection, it shall be presumed that the Premises Work is Substantially Completed, except for punch list items. Within three (3) business days after the Premises Work is Substantially Completed, Landlord and Tenant shall inspect the Building and Premises, and Tenant shall create a punch list of minor finishing and adjustment which Landlord has not completed materially in accordance with the Premises Plans or which needs to be repaired. Landlord agrees to use commercially reasonable efforts to complete the items set forth on the punch list within thirty (30) days of receipt of such list. Failure to include an item on the punch list will not diminish the responsibility of Landlord to complete all Premises Work in accordance with the Premises Plans. Any dispute as to whether a particular item constitutes a punchlist item shall be resolved by the reasonable determination of Landlord’s architect.

5.        Improvement Allowance. Tenant shall be permitted to apply the Improvement Allowance toward the Premises Work Costs, the costs of any Tenant Work (as defined in paragraph 7), data and telecommunication cabling, architectural and engineering costs, the fees charged by Richardson Design (not to exceed the sum of $1.50 per rentable square foot), construction fees incurred in connection with the improvement of the Premises and the performance of the Premises Work and the Tenant Work. Landlord shall keep accurate records of all costs, fees, disbursements, and amounts incurred by it in the performance of the Premises Work, and Tenant shall have the right to inspect Landlord’s records with respect thereto. If the Premises Work Costs exceed the Improvement Allowance (the “Excess Costs”), Tenant shall pay the Excess Costs to Landlord as follows: (i) one-third (1/3) within fifteen (15) days following Landlord’s entry into the Construction Contract; (ii) one-third (1/3) within thirty (30) days following the commencement of the Premises Work; and (iii) the balance within five (5) days of Substantial Completion of the Premises Work. Moreover, if the Premises Work Costs exceed the Improvement Allowance, the parties agree that the Improvement Allowance is to be allocated by Landlord to such costs as Landlord shall determine in its sole discretion. In particular, the costs of all “energy efficient commercial building property” as defined in Section 179D of the Internal Revenue Code, as same may be amended from time to time, which is installed as part of the interior lighting systems, the heating, cooling, ventilation, and hot water systems or the building envelope and the cost of all property described by Section 1245 of the Internal Revenue Code, as same may be amended from time to time (other than furniture and other equipment) will be deemed to have been paid for by Landlord from the Improvement Allowance, to the extent of the Improvement Allowance.

6.        Tenant Delay. As used in this Work Letter, the term “Tenant Delay” shall mean any:

(i)        delays caused by Tenant’s failure to finalize and approve the Premises Plans by the dates set forth herein;

(ii)       delays caused by Tenant’s failure to comply with the specific time periods established in this Work Letter including, but not limited to, the failure to make timely all payments due to Landlord hereunder;

(iii)      Intentionally Omitted;

(iv)      delays resulting from a Change Order (not to exceed the amount of time agreed to pursuant to Paragraph 4(c) for the extension of the scheduled Commencement Date);

(v)       delays, not caused by Landlord, in furnishing materials or procuring labor for completion of the Premises Work with respect to improvements which are not consistent with the Minimum Standard Tenant Improvements; or

(vi)      delays caused by Tenant Work (as defined in paragraph 7 below) interfering with the progress of Landlord’s Work.

7.        Tenant Work. Tenant shall have access to the Building and the Premises during normal working hours at least fifteen days prior to the date of Substantial Completion for the purpose of (i) installing voice and data cabling, (ii) installing furniture, fixtures and equipment within the Premises and (iii) performing other work approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (collectively, “Tenant Work”); provided, however, that (i) Tenant Work shall materially comply with the Sustainability Standards and, in connection with the performance of Tenant Work, Tenant shall use reasonable efforts to avoid interfering with or delaying the completion of Landlord’s Work, and (ii) such early access and occupancy of the Premises by Tenant shall be upon all terms and conditions of the Lease except payment of Rent. All Tenant Work shall be performed in a manner and by contractors who shall not interfere with the use of the Building by other tenants or disturb harmonious labor relations with Landlord’s employees, agents, contractors or subcontractors. In the event that Tenant, its employees, agents, contractors or subcontractors conflict with or interfere with labor employed by Landlord, its contractors or subcontractors, or in the event that any work stoppages, jurisdictional labor dispute or other interference with Landlord, or Landlord’s employees, agents, contractors or subcontractors occurs, of which Landlord shall be the sole and absolute judge, Landlord shall have the right to require Tenant, upon written demand, to remove or cause the removal forthwith of all Tenant’s contractors and subcontractors from the Premises, and Tenant agrees to comply with such demand immediately. Tenant Work shall be subject to the reasonable coordination of Landlord and Tenant’s architect.

8.     Work Standards.

(a)      Landlord shall cause Landlord’s Work to be done in a good and workmanlike manner in conformity with the Premises Plans and all applicable federal, state and local laws, ordinances and building and zoning codes, and requirements of public authorities and insurance underwriters. Landlord shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Landlord shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of Landlord’s Work. Landlord shall be responsible for the removal of all debris within and adjacent to the Premises, except debris created by Tenant Work. Landlord shall obtain all customary warranties available from contractors and manufacturers in connection with Landlord’s Work. Landlord shall enforce all warranties from contractors and manufacturers on behalf of Landlord and Tenant to the extent such warranties are not solely in favor of Tenant. Landlord, without cost to Tenant, shall promptly repair, replace, restore, or rebuild any work included in Landlord’s Work that Landlord has been given notice (during the one (1) year period following the Commencement Date) contains defects in material or workmanship, or to which damage has occurred because of such defects.

(b)      Tenant shall cause the Tenant Work to be done in a good and workmanlike manner in conformity with all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Tenant shall secure and pay for all permits and fees, licenses, and inspections necessary for the proper execution and completion of the Tenant Work. Tenant shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Tenant shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of the Tenant Work. Tenant shall procure insurance of the types and coverage amounts required pursuant to the Lease or as otherwise may be appropriate given the nature and extent of Tenant Work. Tenant shall be responsible for the removal of all debris within and adjacent to the Premises created by Tenant Work.

SCHEDULE 1

BASE BUILDING CORE AND SHELL SPECIFICATIONS

1.	EXTERIOR MATERIALS:	The building exterior materials (southern, eastern, & western face) are a smooth/sandblasted precast concrete panel system and a polished granite central entry running from the first floor to roof. The north elevation, directly visible from Rte. 202 south, is a curved, full floor height glass curtainwall system. All building glazing is reflective gray insulated material which provides maximum protection from solar gain and heat loss. On the southern face, the rooftop “finial” is a wing-like aluminum porch roof, offering a dramatic appearance from both the near entry approach and highway long views.

2.	STRUCTURAL:	1000 Continental is built with a steel frame and composite slab throughout. Structural bay sizes are, south to north, 40’, 35’, 40’, with east-west organization on a 30’ grid. The perimeter columns are engaged in the vertical precast facade allowing uninterrupted views outside. The north curtainwall system is completely detached from the north face structural columns.

The composite deck and beam system is used for all supported floors.

The atrium entry is a 21’ open space between the plaza level and the garden level below. The plaza level crosses through this atrium space via an entry bridge; the level below is reached by a single story curved communicating stair. The typical floor to floor height throughout the remainder of the building is 13’.

Design live load is 100 pounds per square foot throughout the entire building tenant area.

3.	ENTRANCES:	North/South entry doors are 8’0” high double entry minimum with full glass panels within an anodized champagne storefront system.

4.	ROOF:	The roof system is Versico, Inc. TPO white membrane (high reflectivity for minimum heat gain) over rigid insulation with a 15-year full system warranty.

5.	ELECTRICAL:	16.2 watts per square foot. Two meter (general/totalizer) 277/480 volt secondary service.

Lighting and power distribution and devices shall be complete for finished core areas only.

6.	HVAC:	A Trane water source self-contained system, one per floor, is provided which includes multiple, zone controlled Variable Air Volume boxes strategically located and sized to accommodate a wide range of tenant requirements. The systems are connected to a common condenser water loop for shared rejection and exchange of heat. Tenant unit variable air volume box quantities and sizes will be based upon tenant’s space requirements and engineered calculations. The individual self-contained floor units act as the primary source for comfort maintenance; exchanging and mechanically generating cooling and heating from the loop and compressor system into the space.

Heat rejection from the condenser water loop will occur at the closed circuit cooling tower located on the roof of the building. The self-contained HVAC system loop water moves by primary with back-up stand-by pumps which are driven by energy saving variable frequency drives. The entire system will operate on a demand level to meet but not exceed the energy consumption levels demanded by the building requirements for optimum energy efficiency.

A Direct Digital Control (DDC) system is provided, in the base building, to operate the individual floor self-contained HVAC systems.

Connection and programming of Tenant Variable Air Volume Box temperature control is by Tenant.

All HVAC components are digitally integrated for maximum energy efficiency by a state-of-the-art building automation system (BAS), enabling the end user and operator complete 24 hour per day, 7 day per week, access to the buildings HVAC system(s).

Tenant HVAC supply air ductwork is provided for each floor zone. Tenant designed Variable Air Volume boxes for Tenant areas shall be connected to the main supply air ducts as part of Tl. Standard size boxes will be allocated per square foot of usable area to be installed with solid duct as part of the Tenant Work. The system shall be designed and constructed to provide interior conditions of 72 degree F. dry bulb and 50% relative humidity when outside conditions are 92 degree F. dry bulb/72 degree F wet bulb and 70 degree F inside when the outside temperature is 11 degree F provided that the Tenant occupied area does not exceed 1 person per 150 square feet, total electrical loads do not exceed 6 watts per square foot and provided Tenant’s Design Professional designed Tenant’s layout in a manner to provide such heating and cooling conditions assuming the HVAC system which Landlord has provided is in place and operating in accordance with the above referenced specifications.

The comfort level of each floor will be maintained by the floors dedicated self-contained HVAC unit. Individual floor units will be connected to the buildings common condenser water loop in order to achieve the most effective and lowest energy cost.

Each Tenant’s Variable Air Volume Box / System shall operate independently to satisfy the specific cooling and heating requirements of the space served. As demand fluctuates with occupancy and internal / external heating and cooling requirements the integrated digitally controlled building controlled HVAC automation system (BAS) will respond accordingly to effectively manage overall building energy consumption.

Each individual Variable Air Volume system will include a tenant accessible zone sensor for temperature adjustment and system override for 24 hour per day, 7 day per week use and comfort.

7.	VENTILATION AIR:	Outdoor Air for improved IAQ (Indoor Air Quality) will be introduced at each self-contained HVAC unit. The quantity of air shall not be less than 20 cubic feet per minute per person and /or as specified in the ASHRAE Standard 62-1999, Ventilation for Acceptable Indoor Air Quality Standards.

8.	CODE COMPLIANCY:	This building will be constructed to all applicable codes and comply with accessibility requirement of the Americans with Disabilities Act.

9.	LIFE SAFETY:	Sprinkler systems throughout in accordance with NFPA Pamphlet 13 requirements for light hazard, business occupancy. Installed on standard grid, heads (turned up)

with wet system in heated areas and dry pipe system in areas subject to freezing such as garage levels. Sprinkler water flow and tamper detection alarms are provided on the building sprinkler system.

A building central fire alarm system with central station 24 hour supervision is provided. The system is fully addressable, code compliant, modular and expandable, capable of accommodating tenant alarm devices. Tenant may tie its alarm system into the building central fire alarm system.

Office building stair tower pressurization is provided. Manual pull stations are provided at means of egress in core areas and stair towers. Speaker/strobes are located throughout the core including lobby core and garage areas. Smoke detectors as required by code in core areas only.

10.	FIRST FLOOR LOBBY (PLAZA LEVEL):	The main lobby is entered over a bridge spanning the Garden Level below. Full double height wall surface is a pre-engineered opaque glass panel system mounted on the slightly curved walls of the lobby. The panels are lit from both above and below and will be interrupted by clear glass panels where transparency is required (Garden Level Café and Fitness Center, eg). Floor material consists of marble and porcelain tiles, honed, on the bridge and main floor, and the stairs down will have a dimensional stone tread. The wall material at the elevator bank will carry some of the same black marble tile as the floor and will be interspersed with the main wall’s glass panels. A concierge/security desk will sit in the center of the lobby just beyond the elevator bank, allowing maximum viewing of all tenants and visitors entering from the north and south. This desk is designed to complement the shape of the curved lobby walls.

11.	GARDEN LEVEL:	This floor is accessible from the communicating stair from the Plaza Level, elevators, emergency stairways, and the lower parking lot (below single story deck above). The highlighted glass walls from the Plaza Level brighten this below-grade space and the tenant offices look into a landscaped terraced well for natural light. Wall and floor finishes are the same as the Plaza Level.

12.	PLUMBING:	Base building shell includes one set of men/ladies code compliant restrooms per floor, located with access to common areas sufficient to service the needs of the building’s occupants. Fixtures to be wall hung. Marble and porcelain tile floors are provided. Wood doors on individual toilet rooms and all toilet room accessories are included in the shell. The lavatories are marble slab with under-mounted stainless steel bowls and chrome faucets.

13.	ELEVATORS:	4 traction elevators service all floors. The interior cabs are 9’- 5” high (to underside of ceiling) and the walls are designed with wood panels within an aluminum grid. The floor material is an extension of the black marble lobby surface. A service elevator sits within a room along the corridor off the lobbies where the building’s mail bank will also be located. The freight elevator is 12’ to the finished ceiling, 6’ x 8’ in area, and is accessible along the corridor to the delivery entrance/waste disposal area on the Garden Level. This common area is available to tenants, contractors, and delivery companies.

14.	PARKING STRUCTURE:	330 parking spaces are available on grade with 159 on the Plaza Level and 197 at the Garden Level below deck. A total of 686 spaces are on site. The one story deck is made of precast panels with precast spandrels for guardrail at the outside corners of the structure and at the entry bridge.

Handicap accessible parking is provided on each level.

15.	EMERGENCY POWER:	Generator backup power is provided for emergency lighting, elevators, and life safety equipment in the event of a power loss for entry and exit from the building and restrooms as part of the base building work. Emergency lighting within tenant premises will be connected to emergency generator riser. Connection shall be by tenant as a TI expense.
The following items will be built as part of the building shell:
1.	CEILING:	Core areas and restrooms.

2.	LIGHTING:	All lobby light fixtures, exterior decorative and functional lighting, corridor, restroom, and service corridor lighting will be furnished and installed as part of the base building shell construction.

3.	ELECTRICAL:	Base building will supply four 277/480 volt bus ducts on each floor; two for general light and power and two HVAC. All tenant step-down transformers, individual tenant meters, and electrical panels are part of the TI work and will be located in the tenant premises. (Facilities sufficient for 6 watts/square foot of rentable area connected load at 120-208V – tenant to provide step-down transformer for 120V. 277/480 Volt) three phase of general se and facilities sufficient for 3 watts per rentable are connected load at 277/480 V, 3 phase 4 wire for fluorescent lighting. All panels, bus plug and transformers for TI are tenant provided.

4.	LIFE SAFETY:	Base building directional exit signs, fire extinguishers, and alarm devices and annunciator panels for shell occupancy will be furnished and installed as part of the shell work. The base building emergency generator sized such to supply power to the life safety system for core, shell and tenant spaces.

5.	SPRINKLERS:	Base building sprinklers are provided throughout the building as part of the shell. One head per 225 square feet are provided in the tenant areas (heads turned up).

6.	DRYWALL:	All core area wall construction is furnished and installed as part of the shell construction.

7.	DOORS, FRAMES AND HARDWARE:	All base building doors, frames and hardware are part of the shell construction. Typical units consist of painted hollow metal frame with 3’ x 8’ stain grade wood door with ADA lever handle.

8.	WALL FINISHES:	Wall finishes in core areas are to be furnished and installed as part of the shell. Finish in public corridor spaces will be commercial grade vinyl wall covering. Utility area walls will be painted.

9.	TELEPHONE AND DATA:	The building shell will provide conduit from the street to the base building’s demarcation point. Telephone closets are located for tenant distribution requirements.

SCHEDULE 2

MINIMUM STANDARD TENANT IMPROVEMENTS

BUILDING STANDARD SPECIFICATIONS

TENANT AREA:
COMMON CORRIDOR PARTITION:
• • • • •

Full height partition, floor to underside of structure, by landlord and tenant.

3 5/8”, 25 gauge metal studs, 16” OC

5/8” type-X drywall, one layer each side, landlord to provide finished partition at common corridor. Tenant to provide finished drywall at suite interior. Cost shared by landlord and tenant, 50% each.

Partition taped smooth and sanded to receive paint or wallcovering

Partition cavity fully insulated

DEMISING PARTITION:
• • • • •

Full height partition, floor to underside of structure, by tenant

3 5/8”, 25 gauge metal studs, 16” OC

5/8” type-X drywall, one layer each side (1 hr. Fire rated)

Partition taped smooth and sanded to receive paint or wallcovering

Partition cavity fully insulated

INTERIOR PARTITION:
• • • •

9’-6” high partition, floor to 6” above ceiling, by tenant

3 5/8”, 25 gauge metal studs, 16” OC

5/8” type-X drywall, one layer each side

Partition taped smooth and sanded to receive paint or wallcovering

PERIMETER WALLS:
• 5/8” type-X drywall, one layer, installed below window and at bulkhead above window. Provide “L” bracket to seal opening between glazing and floor, by tenant

BUILDING STANDARD SPECIFICATIONS

TENANT AREA:
• • •

Shell includes metal studs and insulation, tenant responsible for enclosing perimeter, typ.

Windowsill to be anodized aluminum, color: Champagne, included in building shell. Sill height (where sills exist): 2’-10” AFF; underside of window head: 8’-10” AFF (VIF)

Sills are not to be modified, cut or removed, typ.

INTERIOR COLUMNS:
• 5/8” type-X drywall, one layer over 2 V” metal stud or furring strips, floor to 6” above ceiling as required to enclose column, by tenant.
CORRIDOR DOOR:
• • • • • •

3’-0” x 8’-0” flush, solid core wood, Mohawk Flush Doors, Inc., prefinished premium 2000, to match Building Standard

Hollow metal knock-down frame, 2” face, 16 gauge cold-rolled steel, factory primed to receive paint

Falcon “Quantum” series entry lockset #B501, lever handle

Hager (or equal) 4 1⁄4 x 4 1⁄2 hinges, #BB 1168, stainless steel ball bearing, 2) pair

Door equipped with Closer: Dor-o-matic or equal, Silencer: Ives or equal, Wall or Floor Stop: Rockwood Manufacturing or equal

All hardware to match brushed chrome, US26D finish.

INTERIOR DOOR:
• •

3’-0” x 7’-0” flush, solid core wood, Mohawk Flush Doors, Inc., prefinished premium 2000, birch to match Building Standard

Hollow metal knock-down frame, 2” face, 16 gauge cold-rolled steel, factory primed to receive paint Falcon “Quantum” series latchset #B101 or equal, lever handle

BUILDING STANDARD SPECIFICATIONS

TENANT AREA:
• • •

Hager (or equal) 4 1⁄4 x 4 1⁄2 hinges, #BB1168, stainless steel ball bearing, 1 1/2) pair

Door equipped with Silencer: Ives or equal, Wall or Floor Stop: Rockwood Manufacturing or equal

All hardware to match brushed chrome, US26D finish.

ACOUSTICAL CEILING:
• • •

Celotex’s Sand Micro, wet-felted ceiling tile #SHM-150, 2’ x 2’ x 5/8; narrow reveal beveled edge, color: white

Celotex’s Elite Narrow Stab T type grid, 2’ x 2’ x 9/16”, color: white, or approved equal

9’-0” ceiling height above finished floor

LIGHT FIXTURE:
• • •

Cooper Lighting’s Metallux Paralux III, 2’ x 4’ lay-in 18 cell parabolii #2EP3GX-332S-36I-277-TEB81, or approved equal by Columbia, Lightolier, Lithonia

Fluorescent tubes, 3) 32 watt T8 lamps

277 volt, electronic ballast

(1) fixture per 100RSF

EMERGENCY LIGHT:
• • •

Cooper Lighting’s Metallux Paralux III, 2’ x 4’ lay-in 18 cell parabolii #2EP3GX-332S-36I-277-TEB81, or approved equal by Columbia, Lightolier, Lithonia

Fluorescent tubes, 3) 32 watt T8 lamps

277 volt, electronic ballast tied to emergency circuit

FIRE SPRINKLER:
	• • •	Recessed/concealed heads, white enamel trim 1 per 225 square feet, heads turned up Additional heads, relocation and turn down of base building heads, by tenant

BUILDING STANDARD SPECIFICATIONS

TENANT AREA:
FIRE EXTINGUISHER CABINET:
• •

J.L. Industries, Inc.’s Academy semi-recessed 1027F17 brushed stainless steel cabinet, white interior, MB 846 mounting bracket, Cosmic 1OE, 4A-06BC fire extinguisher

Provide in accordance per code, by tenant

FLOORING AND BASE:
• • •

Carpet: Designweave’s Retro or equal 24 oz. Solution dyed graphic loop pile, color: to be determined, direct glue installation, one color throughout

Vinyl composition tile per tenant’s desired location, Armstrong’s Imperial Texture standard Excelon Tile, 12” x 12” x 1/8”, one color throughout

4” high vinyl cove base, Roppe or equal, 1/8 gauge, up to two colors throughout

PAINT:
• • • • • •

Pittsburg Paint, Duron, Finnaren and Haley or equal

One primer and two finish coats

Up to two colors throughout

Walls to receive latex paint, Flat finish

Doors and Trim to receive acrylic latex paint, Semi-gloss Finish

Note: Where tenant desires wallcovering, wall surface to be sized by tenant, typical.

WINDOW COVERING:
	• •	1” horizontal mini-blinds, Bali #S3000, by tenant, .008 thick, Color: White to match Building Standard Landlord provides blinds at tenant’s expense

BUILDING STANDARD SPECIFICATIONS

TENANT AREA:
ELECTRICAL WALL RECEPTACLE:
• • •

Pass & Seymour Decorator series or equal, self-grounding or equal square profile duplex receptacle #26352-1, Color: Ivory receptacle with brushed stainless steel cover plate #302

110V, 20-amp, non-dedicated wall mount

Mounted vertically 18” AFF OC or per tenant’s specification

(1) wall receptacle or light switch per 150 RSF

LIGHT SWITCH:
• Pass & Seymour Decorator series or equal, toggle switch #CS20AC1-I, Color: Ivory with brushed stainless steel cover plate
• Mounted 48” AFF OC or per tenant’s specification (1) wall receptacle or light switch per 150 RSF
TELEPHONE WALL RECEPTACLE:
• • • •

Single junction box or single mud ring and pull string, by tenant

Mounted vertically 18” AFF OC or per tenant’s specification

Wiring and devices by tenant

Cover plate by tenant, match building standard brushed stainless steel cover plate

LIFE SAFETY:
• Additional ADA compliant fire alarm audible speakers and visual strobes, smoke detectors, where required by code required, by tenant
HVAC:
•

Cooling tower, loop piping, self contained floor units, main duct and core variable air volume boxes provided on each floor by base building. Connection to loop, balancing and report of VAV boxes, by tenant

BUILDING STANDARD SPECIFICATIONS

TENANT AREA:
	•	Digital Control (DDC) control unit provided by base building Connection and programming, by tenant
	•	Additional Tenant unit variable air volume (VAV) boxes, temperature sensor, control wiring from VAV boxes to temperature sensor, temperature sensor for TI work, wire and program VAV boxes back to DDC computer, ductwork, diffusers, duct from ventilation air duct to accommodate tenant layout, factory mounted controls, by tenant
	•	Ceiling mounted 2’ x 2’ supply and return grilles • Linear face return grille, matte white finish • Multi-directional supply diffuser, matte white finish
	•	Linear diffusers at perimeter window, matte white finish
	• •	Trane thermostats located per zone, mounted 59 1/2” AFF OC Testing, balancing of system and report, by tenant
EXIT SIGN:
	•	Exit sign, Lightguard’s Slimline Series #SLELX, green letters on clear background, 277v, two (2) circuit, wall and/or ceiling mount, by tenant
• • •

90 minute operation in emergency mode

Wall or ceiling mounted with directional arrows per code

Recessed low wall mount Exit sign required at all exit access doors, 12” AFF to center of face of sign, by tenant

ENGINEERING:
	•	Professional engineering for HVAC, Electrical, Plumbing, Sprinkler and Life Safety, by tenant
	•	Design-Build not permitted
STRUCTURAL:
	•	Professional engineering evaluation for excessive load and stability requirements, i.e. density file system and moveable partition system, by tenant

BUILDING STANDARD SPECIFICATIONS

TENANT AREA:
CONTRACTOR LICENSE:
	•	All contractors to be licensed in the Township of Upper Merion.

EXHIBIT D

BUILDING HOLIDAYS

*	NEW YEAR’S DAY *

*	MEMORIAL DAY *

*	INDEPENDENCE DAY *

*	LABOR DAY *

*	THANKSGIVING DAY *

*	CHRISTMAS DAY *

EXHIBIT E

JANITORIAL SPECIFICATIONS

A.	OFFICE CLEANING

1.	Vacuum all main carpeted traffic areas. All furniture will be replaced to its original position. Vacuum under all desks and large furniture where possible. Remove any carpet stains as needed.
2.	Hard surface floors will be swept or vacuumed and damp mopped, moving all light furniture. All furniture will be replaced to its original position. Dust-mop under all desks and large furniture where possible.
3.	Spot dust all uncluttered desk tops, file cabinets, counters, sills, and ledges up to 72” in height.
4.	Wastebaskets will be emptied, strictly following the Building recycling program requirements, and trash can liners will be replaced as needed.
5.	All lights to be extinguished by cleaners after completion of their duties.

B.	KITCHEN AREAS AND COFFEE STATIONS

1.	Empty all waste receptacles, strictly following the Building recycling program requirements.
2.	Sweep or vacuum and damp mop all hard flooring.
3.	Clean sinks and damp wipe all cleared tabletops, cleared countertops.
4.	Arrange furniture neatly.
5.	Spot dust all sills and ledges up to 72” in height.

C.	LAVATORIES

1.	Sweep or vacuum and wet mop all hard surface floor areas with a disinfectant cleaner.
2.	Clean and disinfect all water closets, urinals, and toilet bowls, inside and out. Particular attention will be given to the interior ledges, channels and traps.
3.	Clean and disinfect all toilet seats and leave in the upright position and free of water marks.
4.	Clean and polish all mirrors, flushometers, piping, seat hinges, towel dispensers and metal trim.

5.	Fill all dispensers for paper hand towels, hand soap, toilet paper, seat covers, sanitary napkins, and tampons.
6.	Clean and disinfect all sinks and countertops.

D.	COMMON AREAS

1.	Vacuum all entrance mats and runners.
2.	Vacuum all Common Area carpets.
3.	Empty and clean all exterior cigarette urns and trash receptacles.
4.	All entrance door glass, frames and ledges to be cleaned - both sides.
5.	Clean all drinking fountains.

E.	THE FOLLOWING TASKS ARE TO BE PERFORMED WEEKLY:

1.	Detail vacuum all offices, cubicles, conference rooms and traffic areas. Edge vacuum with an edging tool, paying particular attention to corners, behind doors, and around furniture legs and bases.
2.	Dust all uncluttered desk tops, file cabinets, counters, sills and ledges up to 72”.
3.	In lavatories, clean, disinfect, and fill with water all floor drains to avoid the escape of sewer gases.
4.	All lavatory floors are to be machine scrubbed, using a germicidal solution, detergent, and water. After scrubbing, floors will be rinsed with clean water and dried. All water marks will be removed from walls, partitions, and fixtures. An appropriate floor finish will be applied and buffed as needed.
5.	Wipe and disinfect telephones.

F.	THE FOLLOWING TASKS ARE TO BE PERFORMED MONTHLY:

1.	High dust all horizontal and vertical surfaces above 72”.
2.	Detail vacuum any upholstered chairs.

G.	THE FOLLOWING TASKS ARE TO BE PERFORMED QUARTERLY:

1.	Dust ALL ceiling diffusers, vents, and radiant heaters.
2.	All non-carpeted floors are to be machine scrubbed.
3.	Spray-buff all resilient tile floors if needed throughout the building.

4.	Wash and disinfect all ceramic tile walls in the lavatories.

H.	THE FOLLOWING TASKS ARE TO BE PERFORMED SEMI-ANNUALLY:

1.	Wash windows inside and outside.

I.	THE FOLLOWING TASKS ARE TO BE PERFORMED ANNUALLY:

1.	Strip and refinish the hard surface VCT or ceramic tile flooring if needed.
2.	Machine scrub ceramic tile flooring in lavatories and refinish with low slip, high traffic sealer or other process/product as recommended by the flooring manufacturer and approved by Owner.

Cleaning specifications may be varied to comply with manufacturers’ maintenance recommendations. The schedule of cleaning operations may be reviewed from time to time and adjusted as needed in response to changing needs of the building, its occupants, and seasonal needs so long as building standards are maintained.

EXHIBIT F

RULES AND REGULATIONS

1.	OBSTRUCTION OF PASSAGEWAYS:

The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress.

2.	DESIGNATED SMOKING AREA:

Tenant, its employees and guests shall comply with the restrictions on smoking on the Property as provided in the Sustainability Standards.

3.	WINDOWS:

Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

4.	PROJECTIONS FROM BUILDING:

No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord.

5.	FLOOR COVERING:

Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited. All materials must comply with applicable Sustainability Standards.

6.	LOCKS:

Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. All locks and hardware must conform to Building Standard and be keyed to the Building master.

7.	CONTRACTORS:

No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, Venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Tenant, nor shall any machine of any kind be installed in the Building or the Premises, without the prior written consent of Landlord. Tenant shall not employ any persons other than Landlord’s janitors for the purpose of cleaning the Premises without prior written consent of Landlord. Any of the foregoing approved by Landlord must comply at all times with applicable Sustainability Standards and shall not have a negative impact on Building Certification. Without limiting the foregoing, all cleaning and other products and equipment shall meet applicable Green Seal standards and requirements and/or be Green Seal approved, environmentally preferred products and equipment. Landlord shall not be responsible to Tenant for any loss of property from the Premises occurring, or for any damage to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8.	ACTIVITIES PROHIBITED ON PREMISES:

Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

9.	PLUMBING AND ELECTRIC FACILITIES:

Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste (including beverages of any kind) and excessive or unusual amounts of water is prohibited.

10.	MOVEMENT OF FURNITURE. FREIGHT OR BULKY MATTER:

The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Tenant for such work must be reasonably acceptable to Landlord. Tenant may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards, and for any other expenses occasioned by such activity of Tenant. To the extent necessary, only the freight elevator shall be used to move freight, furniture or bulky matter. If, at least three (3) days prior to such activity, Landlord requests that Tenant deposit with Landlord, as security of Tenant’s obligations to pay such additional costs, a sum of which Landlord reasonably estimates to be the amount of such additional cost, Tenant shall deposit such sum with Landlord as security of such cost. There shall not be used in the Building or Premises, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

11.	SAFES AND OTHER HEAVY EQUIPMENT:

Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

12.	AFTER HOURS USE:

Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by Tenant. Each Tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to Landlord for the acts of such persons.

13.	PARKING:

Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord. Visitor Parking is designated and is clearly marked. Tenant and its employees are prohibited from parking in the visitor parking areas, areas clearly marked as Fire Lanes and the preferred parking spaces described below unless such vehicles satisfy the requirements for use of same. Preferred parking spaces are reserved for low-emitting and fuel-efficient vehicles, which shall mean vehicles that are either classified as Zero Emission Vehicles by the California Air Resources Board or have a green score of at least 40 on the American Council for an Energy Efficient Economy annual vehicle rating guide.

14.	RECYCLING:

Tenant, its employees and guests shall comply with the requirements for recycling set forth in the Sustainability Standards, placing recyclables in the appropriate containers and avoiding contamination of recycling containers with items that are not being recycled.

15.	SPEED LIMIT:

The Speed Limit at the Building’s entrance and within the garage is 10 MPH. All users of the garage facility are to comply with the posted Speed Limit at all times.

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

TO:                     (“                     ”) pursuant to that certain                      Agreement (the “Agreement”) dated             , 20    , by and between                     and                     (“Landlord”).

1.        The undersigned (“Tenant”) is the tenant under that certain Office Space Lease dated             , 20    , by and between Landlord and Tenant (the “Lease”), covering a portion of those certain premises commonly known and designated as                     ), Pennsylvania, consisting of approximately square feet (the “Premises”). A true, complete and correct copy of the Lease is attached hereto as Exhibit “A”.

2.        The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between the undersigned and Landlord affecting the Premises. If none, state “none”.

______________________________________________________________________________________________________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________________________________________________________________________________________

3.        The undersigned has made no agreements with Landlord or its agents or employees, which are not described in the Lease concerning free rent, partial rent, rebate of rental payments or any other type of rental concession with respect to the Lease (except as indicated following this sentence). If none, state “none”.

______________________________________________________________________________________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________

4.        The undersigned accepted possession of the Premises on             , 20    , currently occupies the Premises and has been open for business since             , 20    . The current term of the Lease began on             , 20    . The current term of the Lease will expire on             , 20    , and Tenant has no present right to cancel or terminate the Lease under the terms thereof, or otherwise. No rent payable pursuant to the Lease has been prepaid for more than one (1) month, and no monies otherwise payable to Landlord under the Lease have been paid in advance of the due date therefor as set forth in the Lease. The Fixed Basic Rent currently being paid under the Lease is $         per month. Future changes to the Fixed Basic Rent are as set forth in the Lease. The undersigned also pays amounts on account of its share of Operating Expenses and Real Estate Taxes, as set forth in the Lease, which amounts have been paid to and including             , 20    .

5.        The Lease is fully valid and enforceable and is currently in full force and effect. Neither Landlord (to Tenant’s actual knowledge) nor Tenant is in default thereunder, and all conditions and obligations on the part of Landlord to be fulfilled under the terms of the Lease have been satisfied or fully performed including, without limitation, all required tenant improvements, allowances, alterations, installations and construction, and payment therefor has been made in full. Tenant has no offset, claim, defense or counterclaim against any rent or other sum payable by Tenant under the Lease or against any other obligation of Tenant under the Lease. No condition exists which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

6.        Tenant has not suffered any assignment of the Lease or sublet the Premises or any portion thereof, and no person or entity, other than Tenant, has any possessory interest in the Premises or right to occupy the Premises or any portion thereof, except as permitted under the Lease.

7.        Tenant claims no right, title or interest in or to the Premises or right to possession of the Premises, except as tenant under the terms of the Lease. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the Premises or any portion thereof or the Property of which the Premises are a part, except as otherwise set forth below. If none, state “none”.

_________________________________________________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________________________________________________________

8.        No actions, whether voluntary or to its knowledge involuntary, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof, and Tenant knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Tenant.

9.        Tenant is a [corporation] [limited partnership] [general partnership] duly organized and validly existing and in good standing under the laws of the State of                      [and qualified to do business in the State where the Premises is located]. [                    , a                     , owns and holds all of the issued and outstanding stock in and of Tenant, and is a separate and distinct entity from Tenant].

10.      To the actual knowledge of Tenant, without investigation or inquiry, Tenant’s occupancy of the Premises materially complies with all local, state and federal laws, ordinances, codes, rules, regulations and orders including, without limitation, those concerning hazardous wastes, hazardous materials, asbestos, oil and underground storage tanks. In addition, to Tenant’s actual knowledge, without investigation or inquiry, no such hazardous wastes, hazardous materials, asbestos, oil or underground storage tanks have been or are incorporated in, stored on or under, released from, treated on, transported to or from or disposed of, on or from the Premises or any portion thereof.

11.      To Tenant’s actual knowledge, without investigation or inquiry, all inspections, licenses, permits, consents, permissions, approvals and certificates required, whether by law, regulation or insurance standards, to be made or issued with respect to the conduct of Tenant’s business, the Premises and the use and occupancy of the Premises by Tenant have been made by or issued by all necessary private parties, the appropriate governmental or quasi-governmental authorities or other authorities having jurisdiction over the Premises and/or Tenant’s business, are in full force and effect, and Tenant has not received written notification from any such authority that Tenant or the Premises is in material noncompliance with such laws, regulations or standards, that the Premises is being used, operated or occupied unlawfully or that Tenant has failed to obtain such inspections, permits, consents, permissions, approvals, licenses or certificates, as the case may be. Tenant has not received written notice of any violation or failure to conform to any such law, ordinance, regulation, standard, license, permit, consent, permission, approval or certificate.

12.       All insurance policies required to be maintained by Tenant under the Lease have been maintained, are in full force and effect and all premiums with respect thereto have been paid in full.

13.       Upon receipt of notice of the closing of the purchase and sale of the Premises as set forth in the Agreement, Tenant shall recognize as landlord under the Lease, and all payments of rent and other sums due to landlord under the Lease and all communications permitted or required under the Lease shall be directed to                      c/o                     , and all communications permitted or required under the Lease shall be directed to Tenant at the address for Tenant set forth in the Lease (except as otherwise indicated following this sentence), unless and until otherwise specified in written notice by the party to whom notice is to be given at such address. If none, state “none”.

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

14.       This certification is made to induce                      [to enter into the Agreement] [to provide financing to Landlord] knowing that                      is relying upon the truth of this Tenant Estoppel Certificate in [entering into the Agreement,] [providing such financing] and that [the acquisition of the Premises by                      pursuant to the Agreement] [the financing provided to Landlord] shall be deemed good and valuable consideration to Landlord for the foregoing representations made by Tenant.

Dated this      day of             , 20    .

TENANT:

,
a

By:	/s/ Brian P. Shanahan
Name:	Brian P. Shanahan
Title:	CEO

EXHIBIT H

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM (this “Memorandum”) is made as of the      day of             , 20     , between                     , a                     , with an office at                     (“Landlord”) and                     , a                     , with its principal place of business at                                          (“Tenant”), who entered into a lease dated for reference purposes as of             , 20     (the “Lease”), covering certain premises located at                     . All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.         The parties to this Memorandum hereby agree that the date of             , 20    is the Commencement Date of the Term and the date of                     is the expiration date of the Lease.

2.      Tenant hereby confirms the following:

(a)       That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)       That the improvements, including the Landlord’s Work, required to be furnished according to the Lease by Landlord have been substantially completed;

(c)       That Landlord has fulfilled all of its duties of an inducement nature or they are otherwise set forth in the Lease;

(d)        That there are no offsets or credits against rentals, and the Security Deposit of $         has been paid as provided in the Lease;

(e)       That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3.         This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

Landlord:

Date Signed:

By:
Name:
Title:
Attest:

Tenant:

Date Signed:

By:	/s/ Brian P. Shanahan
Name:	Brian P. Shanahan
Title:	CEO
Attest:

EXHIBIT I

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this ‘Agreement”) dated             ,         , is made among                     (“Tenant”), CONTINENTAL SQUARE ASSOCIATES, L.P. (“Landlord”), and BANK OF AMERICA, N.A., a national banking association (“Mortgagee”).

WHEREAS, Mortgagee is the owner of a Promissory Note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called the “Note”) dated July 14, 2006, executed by Landlord payable to the order of Mortgagee, in the principal face amount of $35,000,000, bearing interest and payable as therein provided, secured by, among other things, an Open-End Mortgage, Assignment and Security Agreement (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”), recorded or to be recorded in the land records of Montgomery County, Pennsylvania, covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease from Landlord dated                     , as amended on                     ,                     (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee.

2.      Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

A.        Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage, including any conveyance in lieu of foreclosure, and

B.        Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3.      Attornment.

A.        Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

1.        liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

2.        bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

3.        bound by any amendment, or modification of the Lease hereafter made, or consent, or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Mortgagee; or

4.        liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

B.        The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4.      Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to the best of Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

5.      Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

A.        Tenant acknowledges that the Mortgage contains or will contain an assignment of rents and leases. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

B.        Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

C.        From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event 30 days after receipt of such notice or such longer period of time as may be necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Mortgagee shall be permitted to cure or remedy such default, act or omission; provided, however, that Mortgagee shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Mortgagee.

D.        In the event that Mortgagee notifies Tenant of a default under the Mortgage, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the

Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset (except to the extent permitted under the Lease), or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

E.        Tenant shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

F.        Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

G.        This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

H.        Mortgagee and any New Owner shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Mortgagee or New Owner, or against any other party for which Mortgagee or any New Owner would be liable.

  I.        Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

J.        In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

K.        Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Mortgagee, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that Landlord, New Owner or Mortgagee, as applicable, may incur by reason of Tenant’s violation of the requirements of this Paragraph 5(K).

6.      Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, or Security Documents; (b) the provisions of the Mortgage, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7.      Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8.      Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9.      Miscellaneous.

A.        This Agreement supersedes any inconsistent provision of the Lease.

B.        Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage, Note, or Security Documents.

C.        This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

D.        THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

E.        The words “herein”, “hereof, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

F.        This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

G.        If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF MORTGAGEE:	MORTGAGEE:

Bank of America, N.A.	BANK OF AMERICA, NA.
1600 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attn: Real Estate Banking Group	By:
Name:
Title:

ADDRESS OF TENANT:	TENANT:

[NAME OF/TENANT]

	By:	/s/ Brian P. Shanahan
Attn:	Name:	Brian P. Shanahan
	Title:	CEO

ADDRESS OF LANDLORD:	LANDLORD:

Continental Square Associates, L.P.	CONTINENTAL SQUARE ASSOCIATES, L.P.
c/o BPG Properties, Ltd.
Attention: Stephen M. Spaeder
770 Township Line Road
Suite 150 Yardley, PA 19067	By:	Continental Square, LLC, its sole general partner

By:
Name:
Title:

STATE OF	:
SS.
COUNTY OF	:

On the      day of             , 20      before me, a Notary Public in and for the State and County aforesaid, personally appeared                     , who acknowledged her/himself to be the                      of Bank of America, N A., and that she/he as such                     , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of Bank of America, NA. by her/himself as such                     .

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My Commission expires:

COMMONWEALTH OF PENNSYLVANIA	:
SS.
COUNTY OF PHILADELPHIA	:

On the      day of             , 2012 before me, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared                     , who acknowledged himself to be the                      of Continental Square, LLC, the general partner of Continental Square Associates, L.P., and that he as such                     , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the general partner of the limited partnership by himself as such                     .

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My Commission expires:

COMMONWEALTH OF PENNSYLVANIA	:
SS.
COUNTY OF WASHINGTON	:

On the 5th day of April, 2012 before me, a Notary Public in and for the State and County aforesaid, personally appeared Brian P. Shanahan who acknowledged her/himself to be the CEO of Financial Transaction Services and that she/he as such CEO being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of Brian P. Shanahan by her/himself as such CEO.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jennifer L. Sheets

Notary Public

My Commission expires: [stamp]

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

ALL THAT CERTAIN PARCEL OF LAND SITUATE in Upper Merion Township, Montgomery County, Pennsylvania, being shown on Final Land Development Plan of 1000 Continental Square prepared for Continental Square Associates, LP dated October 25, 2002 and last revised December 18, 2003 by Chester Valley Engineers, Inc., Paoli, Pennsylvania and as set forth on that certain ALT A/ACS Land Title Survey also prepared by Chester Valley Engineers, Inc., dated June 30, 2006, last revised July 13, 2006, as Project No. 18042, and being more fully described as follows:

BEGINNING at the northwesterly corner thereof, a point in line of lands now or formerly of 1030 Continental Associates, said point of beginning being measured South 36 degrees 38 minutes 40 seconds East 52.00 feet from a point on the former title line of Route 202 (S.R. 0202); thence from the point of beginning, along the Required Right of Way Line for Limited Access of Route 202 (S.R. 0202), the following five (5) courses and distances: (1) North 75 degrees 04 minutes 29 seconds East a distance of 61.01 feet; (2) North 14 degrees 07 minutes 03 seconds West a distance of 8.10 feet; (3) North 75 degrees 52 minutes 57 seconds East a distance of 390.00 feet; (4) South 87 degrees 25 minutes 06 seconds East a distance of 52.20 feet; (5) North 75 degrees 52 minutes 57 seconds East a distance of 88.72 feet to a point in line of lands now or formerly of Liberty Property L.P.; thence along said lands, the following two (2) courses and distances: (1) leaving said Required Right of Way Line, South 36 degrees 37 minutes 40 seconds East a distance of 579.98 feet; (2) South 69 degrees 45 minutes 40 seconds West a distance of 519.75 feet to a point on the northeasterly Dedicated Right of Way Line of Continental Road (T-501); thence along said Right of Way Line, the following two (2) courses and distances: (1) North 38 degrees 14 minutes 28 seconds West a distance of 350.65 feet to a point of curvature; (2) along the arc of a circle curving to the left having a radius of 160.00 feet, an arc length of 40.10 feet, and a chord bearing North 45 degrees 25 minutes 19 seconds West a distance of 40.00 feet to a point on the Legal Right of Way Line of Continental Road; thence along said right of way line, the following three (3) courses and distances: (1) North 38 degrees 14 minutes 28 seconds West a distance of 41.56 feet; (2) along the arc of a circle curving to the left having a radius of 175.00 feet, an arc length of 44.77 feet, and a chord bearing North 73 degrees 13 minutes 51 seconds West a distance of 44.65 feet; (3) along the northern terminus of the Legal Right of Way Line of Continental Road and also along the line of lands now or formerly of 1030 Continental Associates, North 36 degrees 38 minutes 40 seconds West a distance of 197.25 feet to a point, the first mentioned point and place of beginning.

CONTAINING 7.408 acres of land, be the same, more or less.

EXHIBIT J

SUSTAINABILITY RULES AND REGULATIONS

Landlord desires to reduce the landfill waste stream from the Building, maintain good air quality in the Building, and promote use of environmentally preferred products, conservation of utilities consumption, and environmentally preferred means of transportation to and from the Building. The following Sustainability Rules and Regulations support those objectives and are supplemental to existing Rules and Regulations. If any of the following conflict with existing Rules and Regulations, the following will govern and control.

1.	RECYCLING BUILDING STANDARDS:

The Building policy is to recycle paper, glass, plastics, cardboard (including chipboard such as cereal boxes, and old corrugated cardboard), and metals, to the extent a cost-effective commercial hauler is available, and toner cartridges and all portable dry-cell batteries. Recyclable items may not be placed in trash receptacles. All recycling will be managed by Landlord with commingling or separation as required by the commercial hauler, except that recycling of toner cartridges and portable dry-cell batteries will be each tenant’s responsibility. Options for recycling toner cartridges and portable dry-cell batteries are provided in the appendix to these rules.

Landlord will notify tenant of permitted commingling or required separation of recyclables from time to time, consistent with the capabilities of the commercial hauler. Each tenant must establish clearly labeled designated bins within their space for commingling and separating of recyclables as required. At a minimum, bins for recyclable papers should be located in each copy room or area, and bins for the other recycling should be located in each kitchenette/break room. Tenant, its employees and guests shall comply with requirements for recycling, placing recyclables in appropriate containers and avoiding contamination of recycling containers with items that are not being recycled or are not allowed to be commingled.

2.	LIGHTING:

The Building policy is, to the extent possible without replacement of fixtures that have not reached their useful life and as feasible, to procure, use and recycle lamps (light bulbs) with reduced mercury content. If a tenant is responsible for lamp replacement, whether for hard-wired or portable fixtures, the tenant must purchase lamps with as reduced mercury content as possible and recycle lamps if feasible. If tenant purchases lamps with no mercury, they must be as energy efficient as comparable mercury-containing lamps.

3.	USE OF PRODUCTS WITH VOLATILE ORGANIC COMPOUNDS:

Any work in the Building that requires the use of adhesives, sealants, sealant primers, paints, coatings, primers, carpets, carpet pads, wood and agrifiber products must meet the low or no volatile organic compounds standards provided in the appendix to these rules for that product type, as amended from time to time.

4.	CERTIFIED AND ENVIRONMENTALLY PREFERRED CLEANING PRODUCTS:

Unless provided otherwise in the lease, a tenant shall not employ any persons other than Landlord’s janitors for the purpose of cleaning the Premises without prior written consent of Landlord. If a tenant is permitted or required to perform or cause to be performed any cleaning and/or purchase any cleaning products, the same must comply at all times with applicable Green Seal standards and be a Green Seal (http://www.greenseal.org/findaproduct/index.cfm), Environmental Choice (http://www.ecologo.org/en/) or U.S. EPA Comprehensive Procurement Guideline (http://www.epa.gov/cpg/products.htm) approved, environmentally preferred product.

5.	NO-SMOKING BUILDING STANDARDS:

Smoking tobacco is prohibited within the Building and allowed outside the Building only in Landlord designated areas which are at least 25 feet away from Building entries, outdoor air intakes and operable windows. All other areas, including tenant spaces, sidewalks, entrances, bathrooms, elevators, vestibules, stairways, corridors and other public parts of the Building are smoke-free areas.

6.	BUILDING STANDARDS FOR ALTERATIONS AND CONSTRUCTION ACTIVITIES:

All alteration and construction activities affecting more than one room and utilizing more than one trade shall be conducted under an Indoor Air Quality (IAQ) Best Management Practices: Management for Facility Alterations and Additions established and implemented in accordance with the requirements LEED for Existing Buildings (January 2008) EQ Credit 1.5, as amended from time to time. Reasonable efforts shall be made in connection with such alteration and construction activities to meet or exceed the requirements for Sustainable Purchasing: Facility Alterations and Additions and for Solid Waste Management: Facility Alterations and Additions of LEED for Existing Buildings (January 2008) MR Credits 3 and 9, as amended from time to time. See www.usgbc.org/ShowFile.aspx?DocumentID=3617 for details.

7.	SUSTAINABILITY PRACTICES AND BENCHMARKING:

Landlord may request from time to time, and tenant shall promptly provide, documentation of compliance with sustainability rules and regulations for verification and benchmarking building-wide performance. Upon request, a tenant shall also promptly provide Landlord with copies of or access to billing information for any utilities billed directly to tenant by a utility company so that Landlord may complete and maintain benchmarking of the building to the national EnergyStar program.

8.	PARKING:

Landlord may establish preferred parking spaces reserved for car/van pool vehicles or for low-emitting and fuel-efficient vehicles, which shall mean vehicles that are either classified as Zero Emission Vehicles by the California Air Resources Board or have a green score of at least 40 on the American Council Tor an Energy Efficient Economy annual vehicle rating guide. Tenant and its employees are prohibited from parking in any preferred parking spaces unless vehicle being parked satisfies the requirements for use of same.

Sustainability Rules and Regulations

Appendix

Tenant guidelines for recycling toner cartridges and portable dry cell batteries:

•	Toner cartridges may not be disposed of for trash hauling and must be recycled by tenants either through a supplier’s take-back program (for more information see http://www.usmayors.org/USCM/uscm_projects_services/buy_recycled/tonerbrochure3.htm) or an independent recycler such as:

¡	http ://www.empties4cash.com/index.html

¡	http://www.recycleplace.com

¡	http://ww.recycle4charity.com/store.tpl?rnd=5577&cart=C9346DC3-6F05-4935-9443-79E43F0889CE

¡	http://www.cecharity.com/TonerRecycle02.asp

A google search of “recycling toner cartridges” will provide a tenant with additional options for cash or charitable donations programs for recycling toner cartridges.

•	Dry-cell batteries must be recycled or otherwise disposed of in compliance with law. You may not dispose of dry-cell batteries for trash hauling. To find a recycler nearest to you go to http://www.ehso.com/ehso2.php?URL=http%3A%2F%2Fwww.earth911 .org/master.asp? s=ls&serviceid=126 and enter “batteries” and your zip code in the search boxes provided at the top of the page. For recycling batteries by mail consider programs such as the one found at http.7/www.batteryrecycling.com/freebattrecprog.html.

Standards for low or no VOCs products:

Adhesives, Sealants and Sealant Primers

Adhesives, sealants and sealant primers must meet the volatile organic compound (VOC) limit requirements of South Coast Air Quality Management District (SCAQMD) Rule #1168. The VOC limits are listed in the table below and correspond to an effective date of July 1, 2005 and rule amendment date of January 7, 2005.

Architectural Applications	VOC Limit [g/L less water]
Indoor Carpet Adhesives	50
Carpet Pad Adhesives	50
Wood Flooring Adhesives	100
Rubber Floor Adhesives	60
Subfloor Adhesives	50
Ceramic Tile Adhesives	65
VCT & Asphalt Adhesives	50
Drywall & Panel Adhesives	50
Cove Base Adhesives	50
Multipurpose Construction Adhesives	70
Structural Glazing Adhesives	100

Specialty Applications	VOC Limit [g/L less water]
PVC Welding	510
CPVC Welding	490
ABS Welding	325
Plastic Cement Welding	250
Adhesive Primer for Plastic	550
Contact Adhesive	80
Special Purpose Contact Adhesive	250
Structural Wood Member Adhesive	140
Sheet Applied Rubber Lining Operations	850
Top & Trim Adhesive	250

Substrate Specific Applications	VOC Limit [g/L less water]
Metal to Metal	30
Plastic Foams	50
Porous Material (except wood)	50
Wood	30
Fiberglass	80

Sealant Primers	VOC Limit [g/L less water]
Architectural Non Porous	250
Architectural Porous	775
Other	750

Sealants	VOC Limit [g/L less water]
Architectural	250
Nonmembrane Roof	300
Roadway	250
Single-Ply Roof Membrane	450
Other	420

Coatings

Architectural paints, coatings and primers applied to interior walls and ceilings may not exceed the VOC content limits of 50 g/L for Flats and 150 g/L for Non-Flats, established in Green Seal Standard GS-11, Paints, First Edition, May 20, 1993.

Anti-corrosive and anti-rust paints applied to interior ferrous metal substrates may not exceed the VOC content limit of 250 g/L established in Green Seal Standard GC-03, Anti-Corrosive Paints, Second Edition, January 7, 1997.

Clear wood finishes, floor coatings, stains, and shellacs applied to interior elements may not exceed the following VOC content limits established in South Coast Air Quality Management District (SCAQMD) Rule 1113, Architectural Coatings, rules in effect on January 1, 2004.

•	Clear wood finishes: varnish 350 g/L; lacquer 550 g/L
•	Floor coatings: 100 g/L
•	Sealers: waterproofing sealers 250 g/L; sanding sealers 275 g/L; all other sealers 200 g/L
•	Shellacs: Clear 730 g/L; pigmented 550 g/L
•	Stains: 250 g/L

Carpets

All carpet installed in the building interior must meet the testing and product requirements of the Carpet and Rug Institute’s Green Label Plus program.

All carpet cushion installed in the building interior shall meet the requirements of the Carpet and Rug Institute Green Label program.

Wood and Agrifiber Products

Composite wood and agrifiber products used on the interior of the building (defined as inside of the weatherproofing system) must contain no added urea-formaldehyde resins. Laminating adhesives used to fabricate on-site and shop-applied composite wood and agrifiber assemblies must contain no added urea-formaldehyde resins. Composite wood and agrifiber products are defined as: particleboard, medium density fiberboard (MDF), plywood, wheatboard, strawboard, panel substrates and door cores. Materials considered fit-out, furniture, and equipment (FF&E) are not considered base building elements and are not restricted, though tenants are encouraged to conform this standard with respect to FF&E.

EXHIBIT K

LETTER OF CREDIT

Letter of Credit No.

Date:             , 2012

Amount: US$ 300,000.00

Beneficiary:

Continental Square Associates, L.P.

Attention: General Counsel

770 Township Line Road, Suite 150

Yardley, Pennsylvania 19067

Ladies and Gentlemen:

At the request and for the account of Financial Transaction Services, LLC, the Tenant under the below referenced Lease, we hereby establish our Irrevocable Letter of Credit in your favor in the amount of Three Hundred Thousand and 00/100 United States Dollars (US$300,000.00) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement signed by the Beneficiary or its successor by operation of law, certifying that Beneficiary is entitled to draw upon this Letter of Credit in the amount shown on the sight draft pursuant to the terms of that certain Office Space Lease dated             , 2012 by and between Financial Transaction Services, LLC, as Tenant, and Continental Square Associates, L.P., as Landlord (the “Lease”).

Partial drawings and multiple presentations are permitted under this Letter of Credit.

Each draft must be marked “Drawn under                      Bank, N.A. Letter of Credit No.                     ”.

Each draft must also be accompanied by the original of this Letter of Credit, and any amendments, for our endorsement on this Letter of Credit of our payment of such draft.

Notwithstanding any other provision of this Letter of Credit, this Letter of Credit expires at our above office on December 31, 2012 but shall be automatically extended, without written amendment, for additional one (1) year periods , but in any event not beyond, December 31, 2030, unless at least forty-five (45) days prior to any Expiration Date we notify you in writing at your address above to the attention of General Counsel by certified mail or Federal Express overnight courier service that we elect not to extend this Letter of Credit beyond the date specified in such notice (the “Expiration Date”). Upon your receipt of such notice of the non-renewal of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the Expiration Date, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned beneficiary hereby certifies that we have received notice of non-renewal from                      Bank, N.A. that                      Bank Letter of Credit No.                      will not be extended beyond its current expiry date.”

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of such transfer. Any such transfer must be effected only through us upon presentation to us at our above-specified office of a duly completed transfer form, together with the original of this Letter of Credit, and any amendments. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee.

This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, and engages us in accordance therewith.

Very truly yours,

By:
Name:
Title:

EXHIBIT B

LIST OF FURNITURE AND EQUIPMENT

Description and Quantity

Server room desk and storage cabinets 1

Copy room storage cabinets 1

Blackout shades for Board Room N/A

6 Desks - Rectangular Desk Shell - 71Wx36Dx29-1/2H-American Cherry 6

6 Storage Options-Box/Box/File Pedestal w/Lock-American Cherry 6

4 Storage Options-File/File Pedestal w/Lock - American Cherry 4

4 Return Shell - Reversible - 48Wx24Dx29-1/2H - American Cherry 4

Mesh Seating (Special Order) Executive chair w/ Arms. 6

Delivery & Installation of Desks & Storage Units 1

Wireless Network TVs-One in Office Area & One in training room 2

Open Office - Sales Workstations - 18 Workstations 18

Medium Offices - 8 Desk Units 8

Large Offices - 4 Wood Desks 4

Small Offices - 8 Desk Units 8

Open Office - IT Workstations - Workstation 12

President’s Office - Wood Desk 1

Boardroom - 16 Chairs 16

Open Office - Sales Workstations - 18 Task Chairs 18

Large Offices - 4 Desk Chairs 4

Common Files - Common Filing Cabinets 2

Open Office - IT Workstations - 12 Task Chairs 12

Medium Offices - 8 Desk Chairs 8

Small Offices - 8 Desk Chairs 8

Conference Room - 8 Chairs 8

Reception - 4 Lounge Chairs 4 Lounge Chairs 4

Medium Offices - 16 Guest Chairs 16

Reception - Bench 1

President’s Office - Desk Chair 1

Small Offices - 8 Guest Chairs 8

Open Office - Sales Workstations - 8 Side Chairs 8

Kitchen - 6 Stools 6

Reception - Cocktail Table 1

Kitchen - 3 30” Tables 3

Kitchen - 2 36” Café Tables 2

Open Office - Sales Workstations - 2 36” Tables 2

Kitchen - 6 Chairs 6

Reception - Desk Chair Desk Chair 1

Open Office - Sales Workstations - 42” Table 1

Boardroom - 16 Chairs 16

Medium Offices - 2 Desk Units 2

Large Offices - 12 Guest Chairs 12

Admin Workstation - Workstation 1

Large Offices - 4 Round Tables 4

Conference Room - 8 Chairs 8

Medium Offices - 4 Guest Chairs 4

President’s Office - 2 Guest Chairs 2

Reconfigure 9 workstations for IT 9

Duo; Storage-Tall, Shared, Legs, 18Dx15Hx66W (File Cabinets) 3

KOP - Waiting Area - Await; Sofa-4 seat, Modular, Black polyurethane resin legs 1

KOP - Waiting Area - Await; Table-Freestanding, Round, High 2

KOP - Jeff’s Office Additions - Switch; Chair, Trivalent matte chrome legs 2

KOP - Jeff’s Office Additions - Switch; Sofa-3 seat, Trivalent matte chrome legs 1

KOP - Jeff’s Office Additions - Table-Occasional, Square, Veneer, 36Wx15H 1

KOP - Jeff’s Office Additions - Aluminum Shelf 1

Office Storage N/A

1-3 drawer file cabinet 1

24x72” Credenza 1

36” Lateral File Cabinet w/ 36” Double Door Unit 1

EXHIBIT C

SUBTENANT IMPROVEMENTS

A'
BOARD ROOM
BREAK OUT
COATS
OFFICE
SERVER/PHONE
COFFEE/ COPY
SMALL OFFICE
conf.
PRESIDENT'S SUITE 15'X30'